As filed with the Securities and Exchange Commission on November 9, 2007

Registration Number 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
(Name of Small Business Issuer in its Charter)

Delaware	7372	95-4868120
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer) Identification No.

15870 Pine Ridge Road
Fort Myers, Florida 33908
(239) 466-0488
(Address and telephone number of principal executive offices)

Eugene V. Gartlan, Chief Executive Officer
15870 Pine Ridge Road
Fort Myers, Florida 33908
(239) 466-0488
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share (2)	48,000,000	$0.02	$960,000.00	$102.72
Common Stock, $.001 par value per share (3)	9,300,000	$0.02	$186,000.00	$19.90
Total	57,300,000			$122.62

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of October 30, 2007 was $0.02 per share.

(2) Represents shares of common stock issuable upon conversion of our principal amount $2,170,000 10% secured convertible debentures.

(3) Represents (i) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED NOVEMBER 9, 2007

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)

57,300,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 57,300,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Cornell Capital Partners LP: (i) up to 48,000,000 shares issuable upon conversion of our principal amount $1,920,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share unless Cornell elects to redeem up top $500,000 on a monthly basis which we may repay in cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, and (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share. We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, on the first trading day of each calendar month, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase an aggregate of 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "INRA." On October 10, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $0.02 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Innova Robotics and Automation, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ___________, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Innova Robotics and Automation, Inc. is referred to throughout this prospectus as "Innova Robotics," "we" or "us."

General

We were formed in 1992 as a supplier to the information technology business. On January 31, 2003, we completed a reverse acquisition into SRM Networks, an Internet service provider, in which we were deemed the "accounting acquirer". We discontinued SRM Network's Internet business. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc.

On August 25, 2004, we completed a reverse merger into Robotic Workspace Technologies, Inc., a robotics software technology provider, in which RWT was deemed the "accounting acquirer." Simultaneously, we discontinued our computer systems sales and services business. In connection with these transactions, Hy-Tech Technology Group, Inc. changed its name to Innova Holdings, Inc. On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with Coroware Technologies, Inc., a wholly owned subsidiary of our company dated as of May 12, 2006. Under the terms of the Asset Purchase Agreement, we purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers. On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles. We never entered a definitive agreement with Mesa and have ceased discussions regarding the development of this business line. During the third quarter of 2007 we discontinued the manufacturing of the RWT industrial robotic controller and refocused that business on obtaining licenses for the RWT robotic motion control patents.

We are a software and software professional services company with a strong focus on Information Technology integration and Robotics integration that delivers professional services, solutions and products that benefit customers in the software development, education, aerospace, and automotive industry sectors.  Our plan of operations is to sell our services, solutions, products and licensable technologies to meet our customers’ needs. In addition, we will identify, develop and acquire technology that we believe is or will become a market leader and to create opportunities to leverage our software into value-added service, solutions and products when combined with other software solutions offered by us.

For the three months ended June 30, 2007, we generated revenues of $1,195,819 compared to revenues of $389,981 during the three-month period ended June 30, 2006. For the three months ended June 30, 2007 and 2006, we incurred a net loss of $1,183,303 and $1,193,511 respectively. For the six months ended June 30, 2007, we generated revenues of $1,867,491 compared to revenues of $526,471 during the six-month period ended June 30, 2006. For the six months ended June 30, 2007 and 2006, we incurred a net loss of $1,216,861 and $2,309,842 respectively.

As a result of recurring losses from operations, a working capital deficit and accumulated deficit, our auditors, in their report dated April 16, 2007, have expressed substantial doubt about our ability to continue as a going concern.

Our corporate office is located at 15870 Pine Ridge Road, Fort Myers, Florida 33908 and our telephone number is (239) 466-0488.

Our principal business office, and CoroWare’s offices are at 4074 148th Avenue NE, Redmond, Washington 98052, and its telephone number is (800) 641-2676 (CORO).

This Offering

Shares offered by Selling Stockholders
Up to 57,300,000 shares, based on current market prices, including (i) up to 48,000,000 shares issuable upon conversion of our principal amount $1,920,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

This number represents approximately 59.39% of our current outstanding stock.

Common Stock to be outstanding after the offering	153,781,346*

Use of Proceeds
We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. We intend to use such proceeds, if any, for working capital and general corporate purposes. See “Use of Proceeds” for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

OTC Bulletin Board Trading Symbol	INRA

* The above information regarding common stock to be outstanding after the offering is based on 96,481,346 shares of common stock outstanding as of September 30, 2007.

FINANCING TRANSACTION

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 was advanced on the date of the filing by us with the Securities and Exchange Commission of a registration statement (as further described below). The last installment of $1,000,000 was advanced three business days after the date the registration statement was declared effective by the Commission. As of September 30, 2007, $1,920,000 remained outstanding on the convertible debenture.

The debentures mature on the third anniversary of the date of issuance. The holder of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our and our wholly owned subsidiary’s (CoroWare Technologies, Inc.) assets.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of common stock at a price equal to $0.25, $0.65 and $0.75, respectively.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the filing of a registration statement with the Commission registering the common stock issuable upon conversion of the debentures and exercise of the warrants. We are obligated to use our best efforts to cause the registration statement to be filed no later than 30 days after the closing date. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement with the Commission no later than 30 days after the closing date, or if the registration statement is not declared effective within 120 days after the closing date, we are required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the debentures.

We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, on the first trading day of each calendar month, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

On July 21, 2006, we terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for our issuance of 484,850 shares of common stock to Cornell.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, Cornell is an accredited investor and/or qualified institutional buyer, Cornell had access to information about us and their investment, Cornell took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business and Financial Condition

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS.

For the three months ended June 30, 2007 we generated revenues of $1,195,819 and $389,981 respectively. For the three months ended June 30, 2007 and 2006, we incurred a net loss of $1,188,303 and $1,193,511, respectively. For the six months ended June 30, 2007 we generated revenues of $1,867,491 and $526,471 respectively. For the six months ended June 30, 2007 and 2006, we incurred a net loss of $1,216,861 and $2,309,842, respectively. Our accumulated deficit was $15,115,203 as at December 31, 2006 and $16,332,064 as at June 30, 2007.

While we are building our sales and operating infrastructure, future losses are likely to occur, as we are dependent on spending money in excess of funds received from sales to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted which may cause us to cease operations altogether.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS.

Unless we can become profitable with the existing sources of funds we have available, including funds to be received under the terms of the Securities Purchase Agreement, and our operations generate sufficient cash flows to enable us to generate a profit on a sustained basis, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our operations. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing whether from external sources or related parties will be available if needed or on favorable terms. Our potential inability to obtain adequate financing if necessary will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price and could cause us to cease operations altogether.

THE REPORT OF OUR INDEPENDENT AUDITORS INCLUDES A GOING CONCERN UNCERTAINTY EXPLANATORY PARAGRAPH FOR THE YEAR ENDED DECEMBER 31, 2006, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

We have a history of operating losses that are likely to continue in the future. Our auditors have included an uncertainty explanatory paragraph in their Independent Auditor's Report dated as of April 16, 2007 included in our audited financial statements for the years ended December 31, 2006 and December 31, 2005 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. We expect to be able to continue operations for six months with the cash currently on hand, anticipated from our operations and from the convertible debentures we will issue to Cornell as part of the Securities Purchase Agreement entered into on July 21, 2006 and discussed above on page 6 - “Recent Financing Transactions”.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2007 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.

As of June 30, 2007, we had a working capital deficit of $4,105,487 which means that our current liabilities as of that date exceeded our current assets by $4,105,487. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets were not sufficient to satisfy all of our current liabilities on June 30, 2007. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt in the future to fund the deficit or curtail future plans.

OUR PRODUCTS AND SERVICES MUST BE ACCEPTED IN THE MARKET.

If our software and software professional services as well as patents on motion control along with our systems development and integration services, do not achieve market acceptance by an increasing customer base, we will not be able to generate revenues necessary to support our business operations, which could result in the termination of our operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR KEY EMPLOYEES.

We are highly dependent upon the continuing contributions of our key management, sales, and software engineering and product development personnel. In particular, we would be adversely affected if we were to lose the services of Lloyd Spencer and David Hyams, President and Chief Technology Officer of CoroWare; Lloyd Spencer is also Vice President - Business Development and a director of the Company, who has provided significant business development, sales and product and service fulfillment, meeting the needs of customers. In addition, the loss of the services of any of our senior managerial, technical or sales personnel could impair our business, financial condition, and results of operations. As CoroWare continues to grow, we will continue to have a dependence of software professional staff, retention of key individuals, and the ability to source and attract key individuals

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.

Our success depends, in part, upon our patented proprietary technology. We rely on a combination of three issued patents, copyrights, trademarks and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be supported, eliminating a competitive advantage we currently enjoy. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

In connection with our efforts to protect our intellectual property, we believed it was necessary to commence an action in the Florida Federal District Court against ABB, Inc. and ABB Robotics AB, for alleged misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. On February 23, 2007, RWT entered into a Settlement Agreement (the “Settlement Agreement”) dated as of February 20, 2007 with ABB, Inc. and ABB Automation Technologies AB (collectively, “ABB”) in which ABB agreed to make a settlement payment to RWT in the amount of $2,925,000 no later than March 2, 2007 in exchange for RWT filing a Stipulation of Dismissal with the Court to dismiss the Action with prejudice. In addition, the parties agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action.

We may need to commence other litigation to protect our intellectual property and such litigation may be costly or unsuccessful.

WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.

Our success will depend in part upon our ability to establish and maintain strategic and licensing relationships with companies in our markets as well as in related business fields, including but not limited to businesses in the industrial manufacturing markets and businesses in the service robotic markets. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources, as well as to key technologies and selected industry expertise. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. There can be no assurance that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. There can be no assurance that our current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts could have a material adverse effect on our ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on our business, financial condition and results of operations.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD DAMAGE OUR BUSINESS.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer's use or total cancellation of their participation, which could materially harm our business. It is anticipated that we will receive highly confidential information from customers. We anticipate that we will possess sensitive customer information as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

A  SIGNIFICANT PERCENT OF OUR REVENUES ARE CONCENTRATED WITH ONE CUSTOMER

CoroWare continues to represent a major portion of our revenues. Of CoroWare’s revenues, a substantial amount of their revenues are derived from software systems development and integration performed for Microsoft. At June 30, 2007, of our total accounts receivable balance, our core Microsoft business represented approximately 90% of that balance. A concentration of business with one customer could lead to a substantial reduction in future revenues and accounts receivable if that customer chooses alternative sources for their needs.

WE HAVE RECEIVED A SUBPOENA FROM THE SEC REGARDING A TRANSACTION FROM APRIL  2003.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005.  We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

Risks Relating to Our Financing Arrangement

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 30, 2007, we had 96,481,346 shares of common stock issued and outstanding. In connection with our July 2006 Securities Purchase Agreement, we issued Cornell Capital Partners LP 10% secured convertible debentures with a September 30, 2007 outstanding balance of $1,920,000, which are convertible into shares of our common stock at a fixed price equal to $.40 per share unless Cornell elects to redeem up top $500,000 on a monthly basis which we may repay in cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption . We also have an obligation to issue warrants to purchase 9,300,000 shares of common stock . Upon effectiveness of the registration statement, all of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock which presents an opportunity for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In July 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,825,000 principal amount of secured convertible debentures. There is an outstanding balance of $1,920,000 as of September 30, 2007. These debentures are due and payable, with interest, three years from their respective dates of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE  DEBENTURES, WARRANTS, SECURITY AGREEMENT OR AMENDED AND RESTATED SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreement we entered into in July 2006, we executed an Amended and Restated Security Agreement and our wholly owned subsidiary, Coroware Technologies, Inc., entered into a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement and the Amended and Restated Security Agreement state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants, Security Agreement or Amended and Restated Security Agreement, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risk Related to Our Common Stock

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "INRA." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURNS ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK IS DEEMED TO BE “PENNY STOCK” WITH A LIMITED TRADING MARKET.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of warrants to purchase 9,300,000 shares of common stock in the aggregate amount of $5,750,000, if such warrants are exercised and if such warrants are exercised on a cash basis. We intend to use any such proceeds for working capital or general corporate purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Cautionary and Forward Looking Statements

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties; or

(i) insufficient revenues to cover operating costs.

There is no assurance that we will be profitable, we may not be able to successfully develop, manage or market our products and services, we may not be able to attract or retain qualified executives and technology personnel, our products and services may become obsolete, government regulation may hinder our business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in the our businesses.

We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the factors described in other documents we file from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB filed by us in 2006 and 2007 and any Current Reports on Form 8-K filed by us.

BACKGROUND

We were formed in 1992 as a supplier to the information technology business. On January 31, 2003, we completed a reverse acquisition into SRM Networks, an Internet service provider, in which we were deemed the "accounting acquirer". We discontinued SRM Network's Internet business. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc.

On August 25, 2004, we completed a reverse merger into Robotic Workspace Technologies, Inc. ("RWT"), a robotics software technology provider, in which RWT was deemed the "accounting acquirer." Simultaneously, we discontinued our computer systems sales and services business and changed the Company’s name to Innova Holdings, Inc.

On May 16, 2006, we acquired all of the assets and assumed certain liabilities of CoroWare, Inc., a software systems integration firm with particular expertise in the area of mobile service robotics. CoroWare is the only mobile service robotics company to join the Microsoft ® Windows Embedded Partner Program. CoroWare uses the Windows XP Embedded operating system to power its mobile service robots, which are based on de facto standards, off-the-shelf hardware and proven software.

On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles. We never entered a definitive agreement with Mesa and have ceased discussions regarding the development of this business line.

On November 20, 2006, we effectuated a one-for-ten reverse stock split of our issued and outstanding shares of common stock and changed our name from Innova Holdings, Inc. to Innova Robotics and Automation, Inc. In addition, on November 20, 2006, our trading symbol on the Over-the-Counter Bulletin Board was changed to “INRA”.

On March 16, 2007, RWT, one of our wholly owned subsidiaries, completed the purchase of all of the issued and outstanding shares of common stock of Altronics Service, Inc. (“Altronics”) pursuant to a certain Stock Purchase Agreement dated as of March 16, 2007 which RWT entered into with Alfred Fleming and Andrea Fleming, being all of the shareholders of Altronics. In September 2007, the assets of Altronics Service was sold in exchange for $100,000 in the form of a promissory note payable within 35 days secured by the assets of the buyer, the buyer’s assumption of liabilities totaling $365,000, the forgiveness of a promissory note for $100,000 payable by Innova to the buyer, and the assignment of 250,000 shares of the Company’s restricted Common Stock for cancellation.

In September, Innova Robotics & Automation announced changes that it believes will assist in achieving its financial goal of becoming cash flow positive by 2008 as outlined in the Company’s July 2007 Strategic Plan. These changes comprised cost reductions as well as managing and reducing debt through a combination of renegotiation of short term debt as well as voluntary debt conversions into restricted common stock of Innova.

Also, the Company realigned and focused its resources toward addressing the Company’s most attractive and successful market segments - software and software professional services - through its fastest growing subsidiary, CoroWare. We believe that we can grow effectively through organic growth, with the continuous release of new services and products, global expansion, and acquisitions of privately held software development and professional services companies.

CRITICAL ACCOUNTING POLICIES

General

The consolidated financial statements and notes included in our quarterly and annual financial statements contain information that is pertinent to this management's discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of its assets and liabilities, and affect the disclosure of any contingent assets and liabilities. We believe these accounting policies involve judgment due to the sensitivity of the methods, assumptions, and estimates necessary in determining the related asset and liability amounts. The significant accounting policies are described in its financial statements and notes included in its Form 10-KSB filed with the Securities and Exchange Commission.

Revenue Recognition

We derive our software system integration services revenue from short-duration, time and material contracts. Generally, such contracts provide for an hourly-rate and a stipulated maximum fee. Revenue is recorded only on executed arrangements as time is incurred on the project and as materials, which are insignificant to the total contract value, are expended. Revenue is not recognized in cases where customer acceptance of the work product is necessary, unless sufficient work has been performed to ascertain that the performance specifications are being met and the customer acknowledges that such performance specifications are being met. We periodically review contractual performance and estimates future performance requirements. Losses on contracts are recorded when estimable. No contractual losses were identified during the periods presented.

We recognize revenue for our software and software professional services as well as patents on motion control when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Product sales are recognized by us generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

We account for arrangements that contain multiple elements in accordance with EITF 00-21, “Revenue Arrangements with Multiple Deliverables”. When elements such as hardware, software and consulting services are contained in a single arrangement, or in related arrangements with the same customer, we allocate revenue to each element based on its relative fair value, provided that such element meets the criteria for treatment as a separate unit of accounting. The price charged when the element is sold separately generally determines fair value. In the absence of fair value for a delivered element, we allocate revenue first to the fair value of the underlying elements and allocate the residual revenue to the delivered elements. In the absence of fair value for an undelivered element, the arrangement is accounted for as a single unit of accounting, resulting in a delay of revenue recognition for the delivered elements until the undelivered elements are fulfilled. We limit the amount of revenue recognition for delivered elements to the amount that is not contingent on future delivery of products or services or subject to customer-specified return of refund privileges.

We recognize revenue from the sale of manufacturer’s maintenance and extended warranty contracts in accordance with EITF 99-19 net of its costs of purchasing the related contracts.

Accounting for Stock-Based Compensation

In accordance with SFAS 123(R), we have implemented the modified prospective method which recognizes compensation expense at previously determined fair values for all unvested awards granted to employees prior to the effective date of adoption and fair value for all new share-based payments made after adoption.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Derivative Financial Instruments

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in the Cornell Capital Partners, L.P. (“Cornell”) financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements. In addition, this caption includes the fair values of other pre-existing derivative financial instruments that were reclassified from stockholders’ equity when net-share settlement was no longer within our control.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2007 COMPARED TO THREE MONTHS ENDED JUNE 30, 2006:

During the three-month period ended June 30, 2007 (the "2007 Period") revenues were $1,195,819 compared to revenues of $389,981 during the three-month period ended June 30, 2006 (the "2006 Period"). These 2007 revenues included $1,106,014 from CoroWare and $89,805 from Altronics since the closing date of the acquisition, March 16, 2007. Gross profit on these revenues amounted to $279,084.

Cost of goods sold was $916,735 and $279,247 for the three months ended June 30, 2007 and 2006, respectively. Cost of goods sold represents primarily labor and labor-related costs in addition to overhead costs. Additionally, costs include materials to assemble the Universal Robot Controllers, including electronic parts and components, electrical amplifiers, and cabinetry to house all of the materials.

Operating expenses were $1,865,150 during the 2007 period compared to $1,160,553 during the 2006 Period. The increase in operating expenses primarily resulted from increased employee compensation of approximately $200,000, which resulted from the inclusion of CoroWare and Altronics personnel as well as additional personnel hired by us, an increase in stock option expense of approximately $40,374, an increase in other general and administrative expenses of approximately $460,000. We also spent $16,200 on R&D activities during the 2007 period compared to $0 during the 2006 period.

Net loss for the 2007 Period was $1,183,303, compared to a net loss of $1,193,511 for the 2006 Period. The decrease is due primarily to derivative income of $866,570 offset by a loss on the conversion of our convertible debt of approximately $385,008 in addition to the increase in operating expenses.

SIX MONTHS ENDED JUNE 30, 2007 COMPARED TO SIX MONTHS ENDED JUNE 30, 2006:

During the six-month period ended June 30, 2007 (the "2007 Period") revenues were $1,867,491 compared to revenues of $526,471 during the six-month period ended June 30, 2006 (the "2006 Period"). These 2007 revenues included $1,741,312 from CoroWare, $16,520 from RWT, and $109,659 from Altronics since the closing date of the acquisition, March 16, 2007. Gross profit on these revenues amounted to $446,957.

Cost of goods sold was $1,420,534 and $386,937 for the six months ended June 30, 2007 and 2006, respectively. Cost of goods sold represents primarily labor and labor-related costs in addition to overhead costs. Additionally, costs include materials to assemble the Universal Robot Controllers, including electronic parts and components, electrical amplifiers, and cabinetry to house all of the materials.

Operating expenses were $4,001,354 during the 2007 Period compared to $2,204,910 during the 2006 Period. The increase in operating expenses primarily resulted from increased employee compensation of approximately $310,000, which resulted from the inclusion of CoroWare and Altronics personnel as well as additional personnel hired by us, a reduction in stock option expense of approximately $412,000, and an increase in legal fees of $958,000 associated with the settlement of a lawsuit during the first quarter of 2007. We also spent $65,175 on R&D activities during the 2007 period compared to $0 during the 2006 period.

YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005:

During the year ended December 31, 2006 (the "2006 Period") revenues were $1,340,222 compared to revenues of $-0- during the year ended December 31, 2005 (the "2005 Period"). The 2006 revenues resulted primarily from the inclusion of CoroWare’s results since the closing date of the acquisition, May 16, 2006 which totaled $1,046,407. Additionally, Robotic Workspace Technologies, a wholly owned subsidiary of the Company, recorded revenues in the amount of $293,815. Gross profit on these revenues amounted to $288,514.

Cost of goods sold was $1,051,708 and $-0- for the years ended December 31, 2006 and 2005, respectively. Cost of goods sold represents primarily labor and labor-related costs in addition to overhead costs. Additionally, costs include materials to assemble the Universal Robot Controllers, including electronic parts and components, electrical amplifiers, cabinetry to house all of the materials, and teach pendants as well as labor to assemble the controllers and install software is included. The 2006 cost of goods sold resulted primarily from the inclusion of CoroWare’s results since the closing date of the acquisition, May 16, 2006 which totaled $818,573. Robotic Workspace Technologies, a wholly owned subsidiary of the Company, recorded cost of goods sold in the amount of $233,135.

Operating expenses were $4,790,960 for the year ended December 31, 2006 compared to $1,758,273 during the year ended December 31, 2005. The increase in operating expenses primarily resulted from increased employee stock based compensation of $729,618 and the inclusion of CoroWare since the date of acquisition, May 16, 2006. Selling, general and administrative expenses amounted to $3,422,657 during the year ended December 31, 2006 compared to $857,515 during the year ended December 31, 2005, and represented mostly labor and related compensation costs, trade shows, travel expenses, rental expense and related office expenses. Selling, general and administrative costs included $340,930 and $43,000 of research and development costs during the year ended December 31, 2006 and 2005, respectively. Other operating costs were $1,368,303 for the year ended December 31, 2006 compared to $900,758 for the year ended December 31, 2005 and consisted of legal and professional fees, outside services and depreciation and amortization.

Net loss for the 2006 Period was $5,607,098 compared to a net loss of $1,881,125 for the 2005 Period, due largely to increased employee stock based compensation of $729,618, a derivative loss of $335,041 which resulted from the recent convertible debenture financing and the inclusion of CoroWare’s results since the closing date of May 16, 2006.

Net loss for the 2007 Period was $1,216,861 compared to a net loss of $2,309,842 for the 2006 Period. The decrease is due primarily to approximately $2,925,000 of other income associated with the settlement of a lawsuit and derivative income of $654,435 offset by a loss on the conversion of our convertible debt of approximately $1,053,000.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2007, we had current assets of $1,749,712 and current liabilities of $5,855,199. At June 30, 2007, we had negative working capital of $4,105,487 and an accumulated deficit of $16,332,064.

We will continue to seek funds through private placements as well as debt financing. We will also continue to investigate alternative sources of financing. As discussed in Note 6 above, on July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by us to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately, $575,000 was advanced on the date of the filing of the registration statement by us with the Securities and Exchange Commission of the Registration Statement, and $1,000,000 was advanced three business days after the date the registration statement was declared effective by the Commission.

We cannot guarantee that additional funding will be available on favorable terms, if at all. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

Stock-Based Compensation . Effective January 1, 2006 we adopted SFAS 123R and our consolidated financial statements as of and for the three and six months ended June 30, 2007 reflect the impact of SFAS 123R. For the there months ended June 30, 2007, we recorded employee stock-based compensation expense of $100,725. The impact on basic net loss per share for the three months ended June 30, 2007 was $0.00. For the three months ended June 30, 2006, we recorded employee stock-based compensation expense of $60,351. The impact on basic net loss per share for the three months ended June 30, 2007 was $0.00.

Plan of Operation

During the remainder of the year, we expect to aggressively market and sell our software and software professional services with particular emphasis on Information Technology integration and Robotics integration, and to continue our licensing efforts for the three intellectual property patents of RWT. Also, we will continue to implement our aggressive strategic plan related to the creation of awareness of our products, and to communicate the value of our solutions to the aerospace, industrial, military, educational, research and other robotic markets. During the third quarter of 2007 we discontinued the manufacturing of the RWT industrial robotic controller and refocused that business on obtaining licenses for the RWT robotic motion control patents.

We have determined a strategic plan for growing the business beyond organic growth. This growth strategy revolves around making strategic acquisitions that will enhance the solutions offerings of the various operating units of the business, and in particular.. to add acquisitions in the software and technical services markets to support our other solutions offerings.

Looking forward into the remainder of the fiscal year 2007, CoroWare is well positioned to continue its revenue growth by further expanding its Enterprise Business Solutions business and rapidly growing its Robotics and Automation business. The Enterprise Business Solutions group intends to achieve its expansion through its ongoing business relationship with Microsoft, and through its professional services that provide customized software and service implementations of Microsoft solutions such as Microsoft Customer Care Framework, Infrastructure Optimization and Innovation Portal. The Robotics and Automation group expects to accomplish its rapid growth by continuing to offer expert systems development services that address embedded systems, robotic simulation and Microsoft Robotics Studio opportunities, and by addressing the rapidly expanding mobile robot marketplace through the introduction of hardware and software products that are built upon and compatible with Microsoft Robotics Studio.

We do not expect to sell any significant amount of our fixed assets, including our property or equipment in the next twelve months, nor do we expect to purchase any real property in the next twelve months. During the remainder of the fiscal year we expect to purchase certain equipment to support software development, testing and continued deployment of its technologies. Additionally, we expect to purchase office equipment, computer equipment and laboratory development and testing equipment to support the planned increase of the number of our employees.

Recent Financing Transactions

During the year ended December 31, 2006, we utilized the Equity Distribution Agreement and sold 16,173,617 shares of common stock to Cornell for gross proceeds of $2,435,000. Of the gross proceeds received, Cornell was paid $121,750 in commitment fees and $9,000 in structuring fees. Additionally, $120,000 of the promissory note due Cornell was paid to Cornell and the remaining balance of $80,000 was settled by the issuance of 484,850 shares of our common stock.

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000, of which $1,250,000 was advanced immediately. The second installment of $575,000 was advanced on the date of the filing by us with the Securities and Exchange Commission (SEC) of the Registration Statement. The last installment of $1,000,000 was advanced on December 7, 2006.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may convert at any time amounts outstanding under the Debentures into shares of common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our, and our wholly owned subsidiary’s (CoroWare Technologies, Inc.) assets. The amount of outstanding debt as of September 30, 2007 on the convertible debenture is $1,920,000.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at a price equal to $0.25, $0.65 and $0.75, respectively.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the filing of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the Debentures and exercise of the Warrants. We are obligated to use our best efforts to cause the registration statement to be filed no later than 30 days after the closing date. In the event of a default of our obligations under the Registration Rights Agreement, including our agreement to file the registration statement with the Commission no later than 30 days after the closing date, or if the registration statement is not declared effective within 120 days after the closing date, we are required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, beginning on the earlier of: (i) the first trading day following the day which the registration statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

On October 13, 2007, as a condition to a Securities Purchase Agreement entered into by the Company and Yorkville Advisors LLC (f/k/a Cornell Capital Partners L.P.), Eugene Gartlan (Chief Executive Officer and Director), Lloyd Spencer (Director), and Linda Robison (Counsel) purchased a total of 35,000 Units, 10,000 units, 10,000 units, and 15,0000 units, respectively. Each unit consists of one share of Series C Convertible Preferred Stock, at a price of $1.00 per share as well as stock purchase warrants equal to the number of shares of common stock converted from the Series C Convertible Preferred Stock, exercisable at $.06 per share and which expires five years from the conversion date. In connection with the issuance, a Certificate of Designation was filed with the Florida Secretary of State.

On October 25, 2007, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Yorkville Advisors LLC (f/ka/ Cornell Capital Partners L.P.) (the “Investor”) providing for the sale by the Company to the Investors of (i) 12% Secured Convertible Debentures in the aggregate principal amount of $600,000 (the “Debentures”) due on October 25, 2009 (the “Repayment Date”) and (ii) common stock purchase warrants (the “Warrants”) issuable if the Debentures are redeemed.

The Debentures are convertible into shares of the Company’s common stock at the lesser of (1) $0.02 or eighty five percent (85%) of the lowest closing bid price, as quoted by Bloomberg LP, of the Company’s common stock for thirty (30) trading days immediately preceding a conversion date.

We will have the right to redeem any or all of the amounts outstanding under the Debentures with 3 trading days advance written notice to the Investor. The redemption price will be equal to 120% of face value. In the event that we exercise our right of redemption for either all or a portion of the outstanding Debentures, the Investor shall receive a warrant to purchase 35,000 shares of Common Stock for every $100,000 redeemed at an exercise price of $0.025.

The Investor agreed not to short any of the shares of Common Stock of the Company. The Investor was granted a security interest in all the assets of the Company, including a first security interest on all the intellectual property of Robotic Workspace Technologies, Inc.

In connection with the Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures no later than 30 days following a written demand from the Investors requesting the filing of such Registration Statement. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 calendar days from the filing date of the Registration Statement. In the event the Registration Statement is not timely filed or declared effective, then the Company shall pay to the Investors, a cash amount equal to 2.0% of the aggregate purchase price paid by the holder pursuant to the Securities Purchase Agreement for any Debenture then held by such holder, with a cap of 24%, as liquidated damages and not as a penalty

On June 14, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Under the Equity Distribution Agreement, we may issue and sell to Cornell common stock for a total purchase price of up to $10,000,000 over a period of up to 24 months. The purchase price for the shares is equal to 96% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by us that we desires an advance of funds. Cornell is paid a fee equal to 5% of each advance, which is retained by Cornell from each advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. We will pay a structuring fee of $500 for each advance made under the Equity Distribution Agreement. We agreed to file a registration statement with the Securities and Exchange Commission that registers for resale the common stock that will be issued to Cornell under the Equity Distribution Agreement. No advance of funds will be made under the Equity Distribution Agreement until the registration statement was declared effective by the SEC. The registration statement was declared effective by the SEC on December 22, 2005.

In connection with the transaction, Cornell received a one-time commitment fee of 2,608,699 restricted shares of our common stock, equal to approximately $90,000 based on our stock price on May 4, 2005. These shares were registered for resale in the registration statement for the common stock to be issued under the Equity Distribution Agreement. We also issued to Cornell a promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30, 60, and 90 days following the date the registration statement for the Cornell shares was declared effective. The promissory note does not bear interest except in the event of a default. We also paid $20,000 in cash to Cornell and its affiliates for structuring and due diligence fees.

On June 14, 2005, we entered into a Placement Agent Agreement with Monitor Capital Inc., a registered broker-dealer, to act as our exclusive placement agent in connection with the Equity Distribution Agreement. The placement agent agreed to advise us regarding the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 289,8 55 restricted shares of common stock, equal to approximately $10,000 based on our stock price on May 4, 2005. These shares were registered for resale in the registration statement for the Cornell shares.

During the nine months ended September 30, 2006, we utilized the Standby Equity Distribution Agreement and sold 16,173,617 shares of common stock to Cornell for gross proceeds of $2,435,000. Of the gross proceeds received, Cornell was paid $121,750 in commitment fees and $9,000 in structuring fees. Additionally, $220,000 of the promissory note due Cornell was paid to Cornell during the nine months ended September 30, 2006.

On July 21, 2006, we terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for our issuance of 484,850 shares of common stock to Cornell.

On July 22, 2005, we borrowed $30,000 from a beneficial shareholder and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share. The lender has agreed to a repayment plan that extends the term to December 31, 2007.

On October 7, 2005, we entered into a Securities Purchase Agreement with Cornell. Pursuant to this agreement, we sold a convertible debenture in the principal amount of $55,000 to Cornell. The convertible debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The principal of the convertible debenture is convertible into common stock at a price of $.03 per shares. We granted demand registration rights to Cornell Capital for the shares issuable upon conversion of the debenture. The convertible debenture is secured by a second lien on all of our assets. The convertible debenture was repaid in full by the due date.

During September through December 2005, we also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets for the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Date of Loan	Due Date
Eugene Gartlan	$40,000	September 19, 2005	October 19, 2005
Jerry Horne	$50,000	September 22, 2005	October 22, 2005
James Marks	$30,000	September 22, 2005	October 22, 2005
Eugene Gartlan	$5,000	October 5, 2005	January 5, 2006
Rick Wynns	$30,000	October 3, 2005	November 3, 2005
Rick Wynns	$30,000	October 14, 2005	February 14, 2006
Gary McNear	$1,000	November 22, 2005	February 22, 2006
Jerry Horne	$50,000	November 28, 2005	December 28, 2005
James Marks	$21,000	December 21, 2005	March 21, 2006

All of the lenders are shareholders of the Company. Mr. Gartlan, Mr. McNear, and Mr. Wynns are Directors of the Company. During the year ended December 31, 2006, Mr. Gartlan and Mr. Marks were paid in full and Mr. Wynns was paid back a total of $20,000 of principal. All lenders have agreed to repayment terms that extend the due date to December 31, 2007.

Off-Balance Sheet Arrangements.

We do not have any off balance sheet arrangements.

BUSINESS  DESCRIPTION

General

We are a software and software professional services company with a strong focus on Information Technology integration and Robotics integration that delivers professional services, solutions and products that benefit customers in the software development, education, aerospace, and automotive industry sectors.  Our plan of operations is to sell our services, solutions, products and licensable technologies to meet our customers’ needs. In addition, we will identify, develop and acquire technology that we believe is or will become a market leader and to create opportunities to leverage our software into value-added service, solutions and products when combined with other software solutions offered by us.

Our three subsidiaries are CoroWare Technologies, Inc. (“CoroWare"), Robotic Workspace Technologies, Inc. (“RWT”),  and Innova Robotics, Inc.
•
CoroWare delivers professional services with a strong focus on Information Technology integration and Robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe.

•	RWT intends to license its robotic control technology patents to original equipment manufacturers (OEMs), software development companies, and other interested parties.

•
Innova Robotics investigates and markets the application of robotic motion control based upon the patents of the Company in the development of technologies, applications, and markets in the mobile and service robot arena. As opportunities present themselves, the full resources of the Company, including the software engineering professionals of CoroWare, will be available to market and fulfill new customer needs.

Additionally, we have strategic development relationships with Embry Riddle Aeronautical University (ERAU) and the University of South Florida (USF).

COROWARE TECHNOLOGIES, INC.

CoroWare delivers software professional services company with a strong focus on Information Technology integration and Robotics integration, business automation solutions, and unmanned systems solutions to its customers in North America and Europe; and is comprised of two principal solutions delivery groups:

•	Enterprise Business Solutions

•	Robotics and Automation

Enterprise Business Solutions

Microsoft Practice
As a member of the Microsoft® Vendor Program (MSVP), CoroWare provides release management, software systems development, and product integration services that help Microsoft employees and departments deliver high quality products, solutions and services. For example, CoroWare has been working closely with the Microsoft Customer Care Framework (CCF), helping the solutions team deliver a premium solution for worldwide deployment. CoroWare’s expertise in release management, product licensing, and marketing coordination have helped Microsoft expedite the development and market availability of Microsoft Customer Care Framework.

CoroWare shall continue to offer our high value software systems development and integration services that complement the growing trend in outsourced software development services in Asia, South America and Eastern Europe. In addition, CoroWare is investigating the potential of offering software solutions that complement our High Value Software Systems Development and Integration Services, especially in the areas of marketing management.

Infrastructure Optimization
In July 2007, CoroWare launched a its Infrastructure Optimization service to help small- to medium-size enterprises transform information technology (IT) from a cost center to a strategic asset using Microsoft’s Information Optimization (IO) Model.

CIOs of small- to medium-sized companies are expected to help solve business challenges such as improving customer relationships and increasing operational efficiency through technology. They are also often faced with complex and inflexible data center and desktop platforms that are difficult to manage. CoroWare bridges this gap, leveraging Information Technology Infrastructure Library (ITIL) best practices and its expertise in Microsoft IO to help customers create an efficient, productive IT infrastructure based on industry standards.

The focus of CoroWare’s Infrastructure Optimization is to give small and medium businesses the assistance required to achieve a secure and efficient IT environment. The tools CoroWare provides include identity and access management, desktop, device and server management, and data protection and recovery.

Service Oriented Business Applications (SOBA)
CoroWare’s software and systems engineering staff has many years experience with the development and deployment of application software that is based on XML web services and service-oriented architecture. CoroWare will further grow its capabilities in the development and deployment of Service Oriented Business Applications (SOBA) through its development efforts with NamesCo (UK) and release management efforts with Microsoft’s Customer Care Framework initiative.

In the coming three years, CoroWare anticipates growing its systems integration practice by focusing on the development and deployment of Service Oriented Business Applications, such as service provisioning and customer care, in growing service provider markets such as mobile communications, application services, and media & entertainment.

Robotics and Automation

Professional Services
CoroWare is focused on the global market for service robots and offers its robotic integration expertise to customers who are looking for software systems development and integration services in areas such as architectural design and software applications development. We believe CoroWare is uniquely positioned with its knowledge of Microsoft Robotics Studio to offer software systems development and integration services to customers who are considering how to take full advantage of Microsoft Robotics Studio for the development of commercial products or educational services.

For example, CoroWare is currently working on projects that help research customers simulate a complex robot using Microsoft Robotic Studio. Similarly, our engineers in Europe are using Microsoft Robotics Studio to simulate and deploy a wireless remote sensor network.

Solutions and Products

In May 2007, CoroWare began shipping the CoroBot, an affordable and flexible mobile robot for researchers, hobbyists and developers in the industrial and service robot segments. Some university customers are deploying CoroBots for use in various lab activities, including the development of swarm robotics applications designed to leverage groups of robots to complete complex tasks.

CoroWare designed the CoroBot to meet the need for affordable and flexible mobile robot platforms within the academic and commercial mobile robotics research and development community. Based on customer feedback, CoroWare believes that the availability of pre-installed Microsoft Robotics Studio® services will be viewed as a major advantage for users.

ROBOTIC WORKSPACE TECHNOLOGIES, INC.

RWT holds three pioneer patents issued by the United States Patent and Trademark Office that cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications. Previously RWT marketed its Universal Controller Robot. However, during the third quarter of 2007 the Company discontinued the manufacturing of the RWT industrial robotic controller (URC) and refocused that business on obtaining licenses for the RWT robotic motion control patents.

We, through RWT, intend to license its robotic control technology patents to original equipment manufacturers (OEMs), software development companies, and other interested parties.. At this moment, we have no guarantees that a market exists for selling licenses for these pioneer patents.

INNOVA ROBOTICS, INC.

In the world of non-industrial robotics, there are two distinct markets emerging, in our opinion, that apply advanced robotic software and hardware technologies. These are:

•	Unmanned robotic vehicles - these vehicles typically are autonomous and function on the ground, in the air, under sea and in space and are controlled with an advanced Operating Control Unit.

•
Service robots - these robotic devices tend to operate semi or fully autonomously to perform services useful to individuals and their care and well-being, either as Personal Robots or as Domestic Robots.

Innova Robotics investigates and markets the application of robotic motion control based upon the patents of the Company in the development of technologies, applications, and markets in the mobile and service robot arena. As opportunities present themselves, the full resources of the Company, including the software engineering professionals of CoroWare, will be available to market and fulfill new customer needs.

We retained The Ashcroft Group, LLC to provide strategic advisory consulting services relative to targeted markets including homeland security, military, first responders and the intelligence community. Additionally, John Ashcroft, former Attorney General of the United States of America, has agreed to be the Chairman of the Company’s Board of Advisors.

Coroware Technologies, Inc.’s Business

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with CoroWare Technologies, Inc., our wholly owned subsidiary, dated as of May 12, 2006. Under the terms of the agreement, we purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software (the “Assets”), and we agreed to assume certain liabilities; however, the amount of assumed liabilities shall not be greater than $100,000 more than the amount of certain accounts receivable and ash assets purchased. Additionally, we agreed to assume certain bank credit card debt in an amount up to $98,168.

We paid a purchase price for the Assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006; (ii) $1,200,000 in the restricted shares of our common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.18 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

Mesa Robotics, Inc.

On June 16, 2006, we entered into a Strategic Alliance Agreement with Mesa Robotics, Inc., a robotics company with unmanned mobile robotic ground vehicles. We never entered a definitive agreement with Mesa and have ceased discussions regarding the development of this business line.

Acquisition and Asset Sale of Subsidiary Altronics Service, Inc.

On March 16, 2007, Robotics Workspace Technologies, Inc. (“RWT”), a wholly owned subsidiary of Innova Robotics and Automation, Inc. (the “Company”), completed the purchase of all of the issued and outstanding shares of common stock of Altronics Service, Inc. (“Altronics”) pursuant to a certain Stock Purchase Agreement dated as of March 16, 2007 (the “Agreement”) which RWT entered into with Alfred Fleming and Andrea Fleming (the “Sellers”), being all of the shareholders of Altronics.

Under the terms of the Agreement, RWT purchased, and the Sellers sold, an aggregate of 280 shares of common stock of Altronics, representing all of the issued and outstanding shares of Altronics (the “Shares”) for an aggregate purchase price of $300,000 (the “Purchase Price”), paid or to be paid by the Company as follows: (i) $150,000 was paid on March 16, 2007 (the “Closing Date”); (ii) $100,000 shall be paid in two installments, the first installment of $50,000 within 180 days after the Closing Date, and the second installment within 1 year after the Closing Date, which was evidenced in the form of a $100,000 principal amount Promissory Note issued by the Company to the Sellers on the Closing Date; and (iii) $50,000 in restricted shares of common stock of the Company at a per share price equal to $0.20 (250,000 shares), which was delivered to the Sellers on the Closing Date and vest as follows, provided that Alfred Fleming is an employee of Altronics at each vesting date: (x) 100,000 shares on the first anniversary of the Closing Date; (y) 100,000 shares on the second anniversary of the Closing Date; and (z) 50,000 shares on the third anniversary of the Closing Date.

In addition, on March 16, 2007, Altronics entered into an Employment Agreement (the “Employment Agreement”) with Alfred Fleming under which the Company will employ Mr. Fleming as a Vice President for a period of 3 years commencing March 16, 2007 and ending on March 15, 2010 which will be automatically renewed for successive 1 year periods until 30 days prior written notice not to renew is delivered by either the Company or Mr. Fleming. Mr. Fleming will be paid a monthly salary of $6,250, or $75,000 per annum, and shall be issued stock options in accordance with Altronics’ executive level option schedule, which will vest over the 3 year term of the Employment Agreement. Further, Mr. Fleming may be eligible for Altronics’ employee bonus program, to be determined by the Board of Directors of Altronics based on meeting performance objectives and bonus criteria. During the term of his employment and for a period thereafter, Mr. Fleming will be subject to confidentiality and non-competition provisions, subject to standard exceptions.

In September 2007, the Company decided that Altronics was not part of the core business activities of the Company since the Company was focusing primarily on software and software professional services. Accordingly, on September 28, 2007, the Company and its subsidiaries entered into an Asset Purchase Agreement (the “Agreement”) with Alfred Fleming and The Transaction Acquisition Company LLC (“TAC” and collectively with Mr. Fleming, the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets (the “Assets”) of Altronics Service, Inc. (“Altronics”), a subsidiary of the Company. Pursuant to the Agreement, the Company sold and, the Purchaser purchased, the Assets. The purchase price paid to the Company is $100,000 in the form of a promissory note due 35 days from closing (the “Note”), the assumption of $365,000 in liabilities, the assignment of a note to the Seller in the amount of $100,000 that was initially issued to the Purchaser upon the Company acquiring Altronics, and the return of 250,000 shares of common stock of the Company by the Purchaser. The Note is secured by all of the membership interest in TAC. The closing of the sale of the Assets occurred on September 28, 2007. Except for an employment agreement between Altronics and Mr. Fleming which was terminated as a result of his resignation at closing of the sale of the Assets, no material relationship exists between the Company and the Purchaser and/or its affiliates, directors, officers or any associate of an officer or director.

RWT Business pre 2005

RWT started operations in 1994 with the intent to develop a PC based coordinated motion controller for industrial robots. Up to that point in time, virtually everyone in the industry doubted if a PC based controller, using an open architecture system and based on Microsoft's platform, could ever be developed and accepted as a standard in the industry. RWT dedicated significant resources and time, over $6 million and six years, to develop such a controller and was awarded three pioneer utility patents by the USPTO. RWT successfully established itself as a provider of a Universal Robot Controller to the industrial market, and in particular to the automobile industry, the key market for RWT products. In November 2000, after 10 months of due diligence verifying source code and the operations of the Universal Robot Controller at Ford and other production facilities, the Ford Motor Company investment group invested $3.0 million in RWT and Ford planned a substantial order for RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. The Ford Vice President for Body Assembly, Stamping, and Structures joined the RWT Board of Directors.

In June 2001, a joint international press conference announcing the Ford investment in RWT was held at the 32nd International Robotics Conference and Exposition. Additionally, 10 Universal Robot Controllers were successfully sold and installed in non-automotive manufacturing environments. However, the business of RWT was drastically and adversely affected by the economic recession and the impact on the automobile industry after the September 11, 2001 attacks in the US. After the September 11, 2001 attacks, Ford cancelled their planned orders due to large losses they were incurring. The resulting continued downturn in the economy and RWT's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. RWT substantially shut down its operations during December 2002. The Ford investment was subsequently purchased by us and the shares were retired.

Activities of Hy-Tech Prior to the Merger with RWT

We were previously named Hy Tech Technology Group, Inc. and had as our sole operating activities our wholly owned operating subsidiary Hy Tech Computer Systems, Inc. (HTCS). On August 25, 2004, Hy Tech completed the reverse acquisition into RWT in which RWT was deemed to be the "accounting acquirer." Simultaneously, Hy Tech sold its Hy-Tech Computer Systems, Inc. subsidiary and discontinued its computer systems sales and services business. Prior to these transactions, Hy-Tech changed its name to Innova Holdings, Inc.

In January 31, 2003, HTCS completed a reverse acquisition into SRM Networks, an Internet service provider and web hosting business, in which HTCS was deemed the "accounting acquirer.” SRM Networks, Inc., a Nevada corporation, was incorporated on June 8, 2001and as part of the reverse merger agreement changed its state of incorporation to Delaware. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc. and HTCS discontinued SRM Network's Internet business.

HTCS was formed in 1992 in Fort Myers, Florida as a supplier to the information technology business. From 1992 through 2002, HTCS was a leading custom systems builder and authorized distributor of the world's leading computer system and components. The products sold by HTCS were "Hy-Tech" branded computer systems - desktops, notebooks and servers, computer components and peripherals, computer storage products; computer operating systems and office software; Compaq computer systems - desktop and servers; computer service; and computer warranty work. At the end of 2003, as a result of substantial losses, the management of HTCS concluded that the then existing business was not viable, and initiated the changes necessary to closing its stores, laying off employees and transferring all business to e-commerce. Negotiations were initiated to acquire RWT and to divest the old HTCS business, which was accomplished in August 2004. As a result, we are no longer actively selling any of the HTCS products.

On April 29, 2003, Hy Tech entered into an agreement called an "option to purchase" with SunTrust Bank under which Hy Tech agreed to settle all pending litigation and satisfy all judgments obtained against the HTCS subsidiary by SunTrust Bank. Hy Tech agreed to pay a total of $1.5 million by August 28, 2003 in full settlement of all of SunTrust's claims of approximately $3.7 million. Under the terms of the Settlement Agreement, Hy Tech delivered $1.0 million dollars to SunTrust on April 29, 2003. This $1.0 million represents all of the proceeds of the sale of the Convertible Debenture described below. Hy Tech also agreed to pay SunTrust three installments of $65,000 each in June 2003, July 2003, and August 2003, and the balance of $305,000 on or before August 28, 2003. Hy Tech used part of the proceeds from the Factoring Line of Credit to pay the August 28, 2003 installment of $305,000 due to SunTrust Bank, and all other amounts were paid. As a result of this settlement, Hy Tech obtained the ownership of the Sun Trust judgment, per the Settlement Agreement.

On April 22, 2003, Hy Tech entered into an Advisory Agreement with Altos Bancorp Inc. pursuant to which Altos agreed to act as our exclusive business advisor for a one-year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of Hy Tech. Altos advised Hy Tech regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments.

In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but received 16,133,333 shares of our common stock.

On April 28, 2003, a merger between Hy Tech and Sanjay Haryama ("SH"), a Wyoming corporation, was effected. The merger was based upon an Agreement and Plan of Merger dated April 28, 2003 among the parties. Pursuant to the merger (i) SH was merged with and into Hy Tech; (ii) the SH shareholder exchanged 1,000 shares of common stock of SH, constituting all of the issued and outstanding capital stock of SH, for an aggregate of 1,000 shares of Hy Tech's restricted common stock; and (iii) SH's separate corporate existence terminated. The SH shareholder was Coachworks Auto Leasing, which is wholly owned by Jehu Hand. The determination of the number of shares of Hy Tech's stock to be exchanged for the SH shares was based upon arms' length negotiations between the parties.

Prior to the merger, SH completed a $1,000,000 financing transaction pursuant to Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act of 1933 as amended pursuant to a Convertible Debenture Purchase Agreement dated April 21, 2003 between SH and an accredited Colorado investor. In connection therewith, SH sold a 1% 1,000,000 Convertible Debenture due April 20, 2008 (the "SH Debenture") to the investor. The unpaid principal amount of the SH Debenture was convertible into unrestricted shares of SH common stock to be held in escrow pending the repayment or conversion of the SH Debenture. Pursuant to the merger, Hy Tech assumed all obligations of SH under the SH Debenture and issued the holder thereof its 1% $1,000,000 Convertible Debenture due April 28, 2008 in exchange for the SH Debenture. The material terms of the convertible debenture were identical to the terms of the SH Debenture except that the unpaid principal amount of the convertible debenture was convertible into unrestricted shares of Hy Tech's common stock. The per share conversion price for the convertible debenture in effect on any conversion date was the lesser of (a) $0.35 or one-hundred twenty-five percent (125%) of the average of the closing bid prices per share of Hy Tech's common stock during the five (5) trading days immediately preceding April 29, 2003 or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of Hy Tech's common stock during the forty (40) trading days immediately preceding the date on which the holder of the convertible debenture provides the escrow agent with a notice of conversion. The number of shares of Hy Tech's common stock issuable upon conversion was also subject to anti-dilution provisions. The investor's right to convert the convertible debenture was subject to the limitation that the Investor may not at any time own more than 4.99% of the outstanding Common Stock of Hy Tech, unless Hy Tech was in default of any provision of the convertible debenture or the investor gives seventy five (75) days advance notice of its intent to exceed the limitation.

Between the date of the merger and the end of November 2003, the convertible debenture was fully converted to Hy Tech's common stock.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005.  We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

On April 28, 2003, Hy Tech announced it had entered into a financing transaction in which it had received a firm commitment from a private equity fund for the purchase of a $750,000 convertible debenture from Hy Tech. The debenture was not closed and Hy Tech arranged for alternative financing under a Factoring Line of Credit with Platinum Funding Corporation.

In May 2003, Martin Nielson assumed full time responsibilities as Chief Executive Officer, brought new investors to the company, and was chartered to transform Hy Tech away from being a custom systems builder. During the fiscal year, Hy Tech took steps necessary to design the new business strategy and commenced the implementation of this strategy, which also included growth by acquisition.

Concurrent with the steps taken, Hy Tech aggressively pursued new financing from debt and equity sources to increase working capital, further reduce liabilities, and to help negotiate acquisitions to provide a platform for growth.

 At the same time and due to the substantial requirement for capital to keep inventory in multiple outlets and to finance receivables, Hy Tech faced significant challenges to produce an adequate return on investment from HTCS. Hy Tech restructured operations by shifting its sales operations to an online store operated by a third party. This change was important. It was much more cost effective and far less capital intensive. HTCS eliminated the overhead of the local wholesale outlets, and all local costs became variable. Key employees in the local operations were offered positions with the contracting company, yet HTCS retained benefit of the sales as part of the deal.

In February 2004, Hy Tech announced its planned changes that included its planned acquisition of Robotic Workspace Technologies (RWT) and the intended divestiture of HTCS. Such changes were in keeping with Hy Tech's new plan to grow by acquisitions, to differentiate itself by adding unique technologies, by converting to e-commerce selling and distribution techniques and by adding complementary, higher margin services.

Effective July 29, 2004, Hy Tech changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. Hy Tech's trading symbol changed to "IVHG". Simultaneously with the name change, Hy Tech increased its authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

On July 21, 2004, Hy Tech entered into an Agreement and Plan of Merger with Robotic Workspace Technologies, Inc. ("RWT"). This transaction closed on August 25, 2004. The agreement provided that RWT Acquisition, Inc., a wholly owned subsidiary of Hy Tech, will merge into RWT, with RWT continuing as the surviving corporation. RWT became a wholly owned subsidiary of Hy Tech. The shareholders of RWT were issued an aggregate of 280,000,000 shares of Hy Tech's common stock as consideration for the merger. RWT's outstanding options were converted into options to acquire Hy Tech common stock at the same exchange ratio at which the RWT shareholders received Hy Tech common stock. For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replaced Innova's for SEC reporting purposes. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle any of this debt, it shall issue an equal number of common shares to the former RWT shareholders, in proportion to their RWT share holdings.

The determination of the number of shares of Hy Tech common stock exchanged for the RWT common stock was determined in arms length negotiations between the Boards of Directors of Hy Tech and RWT. The negotiations took into account the value of RWT's financial position, results of operations, products, prospects and other factors relating to RWT's business. At the time of the execution of the agreement, there were no material relationships between RWT and Hy Tech or any of its affiliates, any director, or officer of Hy Tech, or any associate of any such officer or director.

On June 23, 2004, Hy Tech entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. pursuant to which Hy Tech granted to Encompass exclusive, worldwide, royalty free, fully paid up, perpetual and irrevocable licenses to use Hy Tech's customer list for its computer and systems related products and its related websites. Hy Tech also assigned to Encompass Hy Tech's rights to enter into acquisitions with Cyber-Test, Inc., BCD 2000, Inc. and Pacific Magtron International, Inc. Hy Tech agreed for a five year period commencing on the closing not to compete with Encompass (i) in the business of the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature (A) engaged in by Encompass or its subsidiaries or (B) engaged in by Hy Tech at the time of closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. at the time the stock or assets of which are acquired by Encompass. For (i) a period of three (3) months following the closing, Hy Tech is permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the closing and (ii) so long as RWT is engaged solely in the business of developing or acquiring proprietary computer technology within the robotics field, Hy Tech will be permitted to engage in this business.

Encompass hired Martin Nielson, who had been Hy Tech's Chief Executive Officer, as an Executive Officer. Mr. Nielson will continue to serve on Hy Tech's board of directors and resigned as Hy Tech's Chief Executive Officer.

In consideration for the transaction, Encompass assumed all of Hy Tech's obligations under certain convertible debentures in the aggregate principal amount of $503,300. The holders of the convertible debentures released Hy Tech from all claims arising under the convertible debentures.

The determination of the consideration in the Encompass transaction was determined in arms length negotiations between the Boards of Directors of Hy Tech and Encompass. The negotiations took into account the value of the assets sold to Encompass and the consideration received. At the time of the transaction, there were no material relationships between Encompass and Hy Tech or any of its affiliates, any director, or officer of Hy Tech, or any associate of any such officer or director.

On June 23, 2004, immediately after the closing of the transaction with Encompass, Hy-Tech entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000 with the holders of the convertible debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of Hy-Tech in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of Hy-Tech's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by Hy-Tech five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by Hy Tech at any time for $1.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the average of the closing price of the common stock on the five business days preceding the date of conversion for a period of one year from the date of conversion and, (vii) has no voting rights except when mandated by Delaware law.

In the event that Hy Tech has not (a) completed the merger with RWT and (2) RWT has not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock may elect to convert their shares into:

(a) a demand note payable by Hy Tech in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and

(b) warrants to purchase 2,500,000 shares of Hy Tech's common stock at an exercise price of $.005 per share, with a term of two (2) years' from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased.

On August 18, 2004 we entered into an agreement with Aegis Funds, Inc (AFI) to sell all of the issued and outstanding capital stock of HTCS to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS common stock, AFI became the record and beneficial owner of the HTCS common stock, we transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of the Company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

Trademarks and Patents

We have the following trademarks and patents:

RWT(TM)

Universal Robot Controller(TM)

URC(TM)

RobotScript(R)

TeachPoint File Creator(TM)

Gatekeeper(TM)

ControlScript(TM)

CMMScript(TM)

MediScript(TM)

Robotic Artists(TM)

Service Robots(TM) SM

CoroWare™

CoroBot(TM pending)

RWT Patents

First Patent number 6,442,451 - awarded September 5, 2002 - Versatile robot control system - Abstract - An improved, versatile robot control system comprises a general purpose computer with a general purpose operating system in electronic communication with a real-time computer subsystem. The general-purpose computer includes a program execution module to selectively start and stop processing of a program of robot instructions and to generate a plurality of robot move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a robot move module linked to the data buffer for sequentially processing the moves and calculating a required position for a robot mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a robot joint position feedback signal.

Second Patent number 6,675,070 - awarded April 5, 2004 - Automation equipment control system Abstract - An automation equipment control system comprises a general-purpose computer with a general-purpose operating system in electronic communication with a real-time computer subsystem. The general-purpose computer includes a program execution module to selectively start and stop processing of a program of equipment instructions and to generate a plurality of move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a move module linked to the data buffer for sequentially processing the moves and calculating a required position for a mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a joint position feedback signal.

Third Patent number 6,922,611 - awarded July 26, 2005 - Each of RWT’s patents pertains to RWT’s versatile PC control system suitable for controlling robots of various electromechanical configurations, other automation equipment, and its common programmer/operator interface.

Research and Development

There was approximately $43,000 and $340,930 spent on R&D during 2005 and 2006 respectively, primarily to enhance the functionality of our software and control systems. In addition, approximately $65,175 was spent on R&D during the six months ended June 30, 2007.

Contracts

We entered into contracts with three independent contractors, B. Smith Holdings, Inc. and Stratex Solutions, LLC (Stratex). The contract with B. Smith, which became effective January 14, 2005, is for business development, sales, and marketing services, is for a term of five years, and is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, we will pay B. Smith a monthly engagement fee of $10,000 provided certain sales and other objectives are met, a commission on such sales, stock options equal to 1% of the common stock outstanding on a fully dilutive basis vesting over a three year period, reimbursement of approved expenses, and a one-time payment of 6 million shares of common stock. The monthly fee is payable in cash or common stock at our option; if common stock, the price per share shall be $.05 for the two weeks ended January 31, 2005 and thereafter at the closing bid price on the fifteenth day of the calendar month, or the closest trading day, for which such fee is earned. B. Smith has agreed to keep all inventions, trade secrets and other information about us confidential and to not compete with us during the term of the agreement and for one year thereafter. This contract was terminated as of August 1, 2005.

The contract with Stratex, effective December 15, 2004, is for certain business planning, financial and accounting services and is for a term of five years which is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, we will pay Stratex $10,000 monthly for the first 6 months and $15,000 monthly thereafter, provided certain stipulated objectives are met. We shall have the option to pay Stratex in either cash or common stock; if common stock, the price per share shall be $.05 through December 15, 2005 and thereafter at the closing bid price on the first trading day of the calendar month for which such fee is earned. Additionally, we will grant to Stratex stock options equal to 2% of the common stock outstanding on a fully dilutive basis vesting over a three-year period and reimbursement of approved expenses. If the agreement with Stratex is terminated without just cause or if there is a change of ownership of our company or any of our subsidiaries, then all remaining unexercised outstanding stock options shall immediately vest to the benefit of Stratex. Stratex is also eligible for incentive fees as determined by the board of directors. If the agreement with Stratex is terminated without just cause, Stratex will receive a payment equal to twenty-four months of the full monthly fee payable to Stratex immediately prior to the termination. Stratex has agreed to keep all inventions, trade secrets and other information about us confidential and to not compete with us during the term of the agreement and for one year thereafter. Eugene V. Gartlan, President of Stratex, was employed by us on June 14, 2005 as the Chief Financial Officer and the contract with Stratex was simultaneously terminated with no termination fee required.

On August 2, 2006, we entered into a contract with The Ashcroft Group (Consultant) for strategic advisory consulting services relative to the Innova Robotics subsidiary’s targeted markets to protecting our interests, marketing our products to our targeted service robotic markets including healthcare, homeland security, military, first responders and the intelligence community, and other markets as robotics evolves into general consumer and added industrial product lines; additionally, Consultant will assist us in protecting our assets and holdings. The Ashcroft Group and we further agreed that John Ashcroft would become the Chairman of our Board of Advisors. In consideration of such services to be rendered and for serving on our Board of Advisors, we agreed to compensate the Consultant with a monthly cash payment of $10,000 and with 2,000,000 shares of our restricted common stock, and warrants to purchase up to an additional 2,000,000 shares of our common stock at a price of $0.15 per share, if through Consultant’s direct efforts and introductions our sales (including the Company’s subsidiaries’ sales) are increased by the direct efforts of Consultant in accordance with the following schedule:

(a)	Warrants to purchase 1,000,000 shares if through the Consultant’s direct efforts and introductions, our sales (including its subsidiaries’ sales) are increased by $5,000,000.

(b)
Warrants to purchase an additional 1,000,000 shares if through the Consultant’s direct efforts and introductions, our sales (including its subsidiaries’ sales) are increased by an additional $10,000,000 for a total increase of Fifteen Million Dollars in sales.

The Company has a one year employment contract with Mr. Weisel pursuant to which Mr. Weisel, shall at the discretion of the Corporation’s Board of Directors serve as the Chairman of the Corporation and the President of two of its subsidiaries, Robotic Workspace Technologies, Inc. and Innova Robotics, Inc. Mr. Weisel is guaranteed a one year salary of $150,000 unless he voluntarily terminates his employment. Mr. Weisel is also entitled to a bonus equal to five percent of any licensing fees he obtains for the licensing of RWT’s patents.

Employees

As of October 30, 2007, we have a total of thirty seven full time employees and several independent contractors providing services. None of our employees are covered by the by collective bargaining agreements. We believe that our relations with our employees are good. Included in our employee count are employees of our CoroWare subsidiary which had a total of thirty five (35) full time employees, two hourly employees and several independent contractors providing services.

DESCRIPTION OF PROPERTY

On May 15, 2005 we leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used for primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,639 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of the Company's Research, Design and Engineering center as well as office space for up to fifteen (15) employees.

On June 15, 2005 we entered into a month-to-month lease with Bola Industries, LLC for approximately 4,000 square feet of production space located at 30946 Industrial Road, Livonia Michigan. The lease expired on March 31, 2006. The rent was $3,775 monthly and included all utilities, use of all equipment on site including certain heavy equipment, and use of internet service.

On May 5, 2006 we leased 1,400 square feet of space at 4074 148th Avenue, Redmond, Washington, which will be used as the primary location for CoroWare. The lease was with the Yett Family Partnership, LP, with monthly payments of $1,944 through May 31, 2007. We subsequently entered into a lease with PS Business Park at the same location beginning on June 1, 2007 for a period of three (3) years. The rent will increase annually by 3%. The space is the location of CoroWare’s headquarters and consists of office and warehouse space for its employees.

Rental expense for the operating leases for the years ended December 31, 2006 and 2005 was $90,383 and $51,035, respectively.

 Future minimum rentals on non-cancelable leases are as follows:

December 31,
2007	$66,767
2008	67,846
2009	68,412
2010	43,179
2011	-
$246,204

LEGAL PROCEEDINGS

There are no lawsuits against us as of March 31, 2007. There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the common stock of the Company is a party adverse to us.

On February 23, 2007, RWT entered into a Settlement Agreement dated as of February 20, 2007 with ABB, Inc. and ABB Automation Technologies AB in which ABB agreed to make a settlement payment to RWT in the amount of $2,925,000 no later than March 2, 2007 in exchange for RWT filing a Stipulation of Dismissal with the Court to dismiss the Action with prejudice. In addition, the parties agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action.

We received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including our common stock. The subpoena sought documents relating to the merger and financing transactions entered into by us in April 2003. We believe we provided all information requested under the subpoena promptly in 2005. We are not able to predict what actions, if any, the SEC may take against us as a result of the investigation.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, senior managers and directors as of October 30, 2007:

Name	Age	Position

Eugene V. Gartlan	62	Chief Executive Officer, Chief Financial Officer, Executive Director of Strategic Development, and Director

Walter K. Weisel	66	Chairman of the Board and Director, Previously Chief Executive Officer and Director

Martin Nielson	55	Previously Chief Executive Officer and Chairman of the Board of Directors; Director

Gary F. McNear	62	Director; Previously C F O, Vice President, and Secretary

Craig W. Conklin	57	Director; Previously Chief Operating Officer and Vice President

Rick Wynns	61	Director

Sheri Aws	46	Vice President and Secretary

John Kroon	67	Director

Charles H. House	66	Director

Lloyd Spencer	51	Director, Vice President - Business Development

The principal occupations for the past five years of each of our executive officers and directors are as follows:

EUGENE GARTLAN was appointed Chief Executive Officer by the Board of Directors on August 21, 2007. Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC ("Stratex"), a business consulting firm. Stratex earned 1,200,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.05 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary has been paid to Stratex. From June 2005 through December 2006, Mr. Gartlan served as CFO of the Company. From June 2000 through June 2003 Mr. Gartlan was a self employed business consultant doing business under the name CFO Strategies and E. V. Gartlan. From June 2000 to June 2003, Mr. Gartlan was also an independent contractor with Whitestone Communications, Inc. serving in the capacity as a Managing Director of this investment banking firm specializing in mergers and acquisitions in the publishing industry. Mr. Gartlan's prior experience include positions as Chief Financial Officer of The Thomson Corporation's Information Publishing Group, Chief Financial Officer with Moody's Investors Service, Chief Financial Officer with International Data Group as well as several top financial management positions with The Dun & Bradstreet Corporation. Mr. Gartlan worked with Price Waterhouse earlier in his career and is a CPA in New York.

WALTER K. WEISEL is our Chairman and was the Chief Executive Officer since August 25, 2004, the date the merger closed between us and RWT. He resigned as Chief Executive Officer effective August 21, 2007. With over thirty year’s experience, Mr. Weisel is recognized as a pioneer and leader in the robotics industry. An original founding member of the Robotic Industries Association (RIA), the U.S. robot manufacturers' trade association, Mr. Weisel served three terms as President. He served on the RIA Board of Directors and Executive Committee and, as a spokesperson for the industry, served as an advisor to members of the U.S. Trade Commission and the U.S. Department of Commerce. Mr. Weisel was a founding member of Robotics International (RI), a member society dedicated to the advancement of robotic technology. During his term as President the membership grew to over 16,000 members. In 1992 Mr. Weisel was awarded the Joseph F. Engelberger Award, which recognizes the most significant contribution to the advancement of robotics and automation in the service of mankind. Each year nominations are received from 26 nations worldwide. This award has been presented since 1977.

Mr. Weisel has a long record of advancing technology and growing companies that develop and commercialize technology. Mr. Weisel served 13 years with Prab Robots, Inc. as Chief Executive Officer, President, and Chief Operating Officer. During his tenure, Prab Robots, Inc. was transformed into an international organization and leader in the fields of industrial robots and automation. While under his direction, Prab Robots, Inc. was taken public in an Initial Public Offering and Unimation, Inc. and several other companies in the U.S. and Europe were acquired. By 1990, Prab Robots, Inc. was responsible for the largest installed base of robots in North America and had developed a very successful robot retrofit business with customers such as General Motors, Ford, and Chrysler. Mr. Weisel has served as Chairman and Chief Executive Officer of RWT since its incorporation in 1994, and continues to serve in that capacity.

The Company has a one year employment contract with Mr. Weisel pursuant to which Mr. Weisel, shall at the discretion of the Corporation’s Board of Directors serve as the Chairman of the Corporation and the President of two of its subsidiaries, Robotic Workspace Technologies, Inc. and Innova Robotics, Inc. Mr. Weisel is guaranteed a one year salary of $150,000 unless he voluntarily terminates his employment. Mr. Weisel is also entitled to a bonus equal to five percent of any licensing fees he obtains for the licensing of RWT’s patents.

MARTIN NIELSON was our Chief Executive Officer and Chairman of the Board of Directors since May 2003. He resigned effective June 1, 2004. Mr. Nielson was a principal of Altos Bancorp, Inc., serving as its Chairman and Chief Executive Officer since November 2002. He is presently president of Global Electronics Recovery, Inc., a partner in Altos-Blumberg Partners, LLC, and a director of Maxus Technology Corporation. He previously served as Chief Executive Officer and director of Inclusion Inc. since September, 2000. Mr. Nielson and Altos were instrumental in assisting us in the negotiations that led to our settlement of its litigation with SunTrust Bank and in securing the financing that funded that settlement. Mr. Nielson will continue as a director of our Company. Mr. Nielson is a senior executive with extensive experience in operations and finance. He has been a business builder for 30 years with such companies as Gap, Businessland, and Corporate Express.

Altos, which was an outgrowth of Nielson's M&A practice during his ten years in London was engaged in providing investment banking and business development services to growth oriented, emerging companies throughout the United States and Europe. Altos was retained by the Company to act as its business advisor, but that contract was concluded to coincide with the acquisition of RWT.

GARY F. MCNEAR was the Chief Financial Officer, Vice President and Secretary since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003, through May 2003 he served as Chief Executive Officer and Director of our company. Mr. McNear has served as the Chief Executive Officer, Chairman of the Board, and Treasurer of Hy-Tech Computer Systems(HTCS) since HTCS's inception in November 1992, and was a founding shareholder. Mr. McNear has also served as Secretary of HTCS since March 2001. HTCS acquired us in a reverse acquisition in January 2003. Mr. McNear's duties included banking relationships, cash management, and financial reporting. Mr. McNear's formal education is in Industrial Administration at Iowa State University. Mr. McNear is a former officer and pilot in the U.S. Air Force, and a former airline pilot.

CRAIG W. CONKLIN was the Chief Operating Officer and Vice President since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003 through May 2003, he served as President and Director of our company. Mr. Conklin has served as President and Director of HTCS since HTCS's inception in November 1992, and was a founding shareholder. HTCS acquired us in a reverse acquisition in January 2003. Mr. Conklin's duties included marketing and operations of our company. Mr. Conklin holds a B.S. in engineering from the Dartmouth College, and an MBA from the Amos Tuck School of business. Mr. Conklin was formerly employed by Owens-Corning Fiberglas, Inc. and he successfully operated and sold Golf & Electric Carriages, Inc., a local distributorship for Club Car Golf Carts.

RICK WYNNS is a successful businessman, owning one of the most flourishing State Farm Insurance Agencies in the country for 26 years. Currently his business has over 5,000 households as customers, representing nearly 12,000 accounts, all of this from a customer base of virtually nothing at the start of his insurance career. This was accomplished by excellent sales and marketing skills, both direct and telephone. Mr. Wynns graduated from the University of South Florida with a Bachelor of Science degree.

SHERI AWS was appointed Secretary of our company on September 14, 2004. Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Prior to that, Ms. Aws served as Executive Administrator, General Mortgage Corporation of America, from August 24, 2003 to February 2004; Director of Just for Kids, an after school and summer camp program for children, from December 2002 to August 2003; Assistant to the Chief Executive Officer of RWT from December 2002 through February 2004; and Administrative Assistant to Vice President of Marketing and Sales and Manager of Proposals and Contracts Administration for RWT.

CHARLES H. HOUSE was appointed as a director of Innova Robotics & Automation, Inc. on January 17, 2007. Since November, 2006, Mr. House has been the Executive Director of the Media X program in the Division of Research at Stanford University. From 2001 until October 2006, Mr. House served as Director, Virtual Collaboratory, IT Research for Intel Corporation. Mr. House has been Chairman of TII Networks (NASDAQ: TII) since December 2005, and a director since December 2003. Mr. House also served as Chairman of Applied Microsystems (NASDAQ: APPC) until it was acquired in 2003.

DR. JOHN KROON was appointed as a director of Innova Robotics & Automation, Inc. on April 30, 2007. Dr. John Kroon, 67, worked for GE from 1984 to 2001, serving in various senior management roles in Europe and North America. Among the positions he held was President of GE/Reuter-Stokes in Twinsburg, Ohio and European President of GE Fanuc, a world renowned automation company and a JV between GE and Fanuc, and most recently Vice President of Strategic Planning and Business Development for GE Fanuc North America. From 2002 to June 2004, Dr. Kroon served as President and CEO of ImageGuide Inc., a medical device company focused on commercializing an image guided robotic needle driver for biopsy and ablation procedures. He was also a member of the Board of Directors of Innova’s RWT subsidiary. Dr. Kroon received his Bachelor of Science, M.Sc. and Ph.D. degrees in Nuclear Physics from the University of Ottawa in Canada.

LLOYD SPENCER was appointed as a director of Innova Robotics & Automation, Inc. on September 27, 2007. From September 1, 2004 to the present, Mr. Spencer has served as the President and CEO of Coroware, Inc., which we acquired in May 2006. Prior to joining Coroware, Mr. Spencer served as the Vice President of Sales of eQuest Technologies (merged into Planet Technologies in May 2004) from September 2002 to August 2004. From November 1996 through September 2002, Mr Spencer served as a Solutions Unit Manager for Microsoft Corporation. Prior to Microsoft, Lloyd was Assistant Vice President and Business Sector Manager at Newbridge Networks in Ottawa, Ontario, where he directed the development of innovative embedded systems solutions for telecommunications.

Board of Directors Committees

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We have a standing Audit Committee, a Compensation Committee, a Nominating Committee and a Technology Committee of the board of directors. Our committees are comprised of the following directors:

Audit
Martin Nielson - Chair
Gary McNear
Chuck House
Rick Wynns

Compensation
Gene Gartlan - Chair
Chuck House
Martin Nielson
Craig Conklin

Nominating
Gene Gartlan - Chair
Chuck House
Craig Conklin
Martin Nielson
Rick Wynns

Technology
Chuck House - Chair
Craig Conklin
Martin Nielson

Messrs. Weisel, Gartlan, Nielson, Conklin, Spencer and McNear are not considered independent directors as defined by any national securities exchange registered pursuant to Section 6(a) of the Securities Exchange Act of 1934 or by any national securities association registered pursuant to Section 15A(a) of the Securities Exchange Act of 1934.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self-evaluations.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the Exchange Act, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2006. All of these filing requirements were satisfied by our directors, officers and 10% holders. In making these statements, we have relied on the written representations of our directors, officers and our 10% holders and copies of the reports that they have filed with the Commission.

Family Relationships

There are no family relationships among our executive officers and directors.

Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony or any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

DIRECTOR COMPENSATION

 The compensation of our Board of Directors, which is all paid in restricted shares of the common stock of the Company and does not include any cash compensation for Board member of Committee member activities, is as follows:

Annual fee for outside Board membership and meeting attendance -	restricted common stock valued at $25,000

Annual fee for audit committee chair -	restricted common stock valued at $8,000

Annual fee for compensation, nominating and other chairs -	restricted common stock valued at $6,500

Annual fee for committee membership -	restricted common stock valued at $5,000

Options awarded in January valued at closing price on grant date -	options for shares valued at $50,000

All restricted common stock is allocated at beginning of year based on January’s 30 day volume weighted average closing price and delivered to board members monthly as earned by attendance, either by phone or in person. New directors receive restricted common stock valued at $130,000, which vests ratably equally over 24 months.

We have not paid and do not presently propose to pay cash compensation to any director for acting in such capacity. However, we will give the directors a grant of shares of restricted common stock or options and reimbursement for reasonable out-of-pocket expenses for attending meetings. In December 2004 and in March 2006, we awarded each director 500,000 options in each year for services as a director, each with an exercise price of $.10 per share and a term of ten years. In addition, Mr. Weisel received 1,500,000 options in April 2005 for services as Chief Executive Officer. Originally these options had an exercise price of $.17 per share but were modified in March 2006 to have an exercise price of $.10 per share. These options have a term of ten years and expire in April 2015. In April 2007 each director who served during 2006, Messrs. Nielsen, McNear, Conklin and Wynns, were each awarded options for 500,000 shares of common stock at an exercise price of $0.11 per share, expiring in ten years and vesting ratably over three years. .Each current outside director, Messrs. Nielsen, McNear, Conklin, Wynns, House and Kroon, each received for their service as a director for 2007 options for 454,545 shares of common stock at an exercise price of $.011 per share, expiring in ten years and vesting ratably over three years.

Code of Ethics

We have adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and other employees performing similar functions. The Code of Ethics filed with the Securities and Exchange Commission as part of the Company’s report on Form 10-KSB for the year ended December 31, 2004 is being updated in 2007 for recent changes.

EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services payable to our executive officers during the years ending December 31, 2006 and December 31, 2005.

Summary Compensation Table

Name & Position	Year	Salary	Bonus	Other	Restricted Stock Options	LTIP	All Other
Walter K. Weisel, Chairman and CEO (see note 1 and 2 below)	2006 2005	$150,000 150,000	- -	- -	500,000 1,500,000	- -	$69,000
Eugene V. Gartlan Chief Financial Officer (see Note 3 below)	2006 2005	$180,000 -	$50,000 -	- -	- 1,200,000	- 1,800,000	$12,000

Note 1. Walter K. Weisel has served as our Chairman and CEO since August 25, 2004, the date the merger between the Company and RWT closed. During 2005, Mr. Weisel was reimbursed for expenses incurred over the prior three years in an amount of $69,100.

Note 2. During 2003, 2004 and 2005 Walter K. Weisel did not received any cash compensation. The amounts owed to Mr. Weisel remain accrued by the Company as of December 31, 2006.

Note 3. Eugene V. Gartlan did not receive any cash compensation in 2005. Mr. Gartlan served as a consultant to the company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC ("Stratex"), a business consulting firm. Stratex earned 1,200,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Additionally, on December 15, 2004 Stratex received 1,212,128 options at an exercise price of $0.05 per share with a term of ten years, expiring in December 2014. On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 1,800,000 shares of common stock of the Company at the purchase price of $0.36 with a term of ten years. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month, which payment commenced in January 2006. In March 2006 the Company modified the 1,800,000 options granted to Mr. Gartlan as part of his employment agreement dated June 30, 2005 by changing their vesting from a three year period to 100% vested as of December 14, 2005, and by modifying the exercise price from $0.036 to $0.1. They expire in June 2015. Additionally, the 1,212,128 options that were granted to Stratex Solutions, Inc in December 2004 were modified in March 2006 to vest over three years. They expire in December 2014.

Stock Option Plans

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to employees (including officers) and directors and certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The following table sets forth information with respect to grants of options to purchase our common stock under our Stock Option Plans to the named executive officers during the fiscal year ended December 31, 2006.

Options in Year Ended December 31, 2006

Individual Grants

Name	Number of Shares Underlying Options	% of Total Options Granted to Employees	Exercise Price	Market Price	Expiration Date
Walter K. Weisel	500,000	30.8%	$.10	$.10	3/10/2016

Equity Compensation Plan Information

The following table sets forth the information as of December 31, 2006 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

DECEMBER 31, 2006
Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities available for future issuance
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	15,887,676	$0.11	4,927,324
Total	15,887,676	$0.11	4,927,324

As of December 31, 2006, we had three stock option plans; the 2003 Stock Option Plan, the 2004 Stock Option Plan, and the 2005 Stock Option Plan. The authorized options under the 2003, 2004, and 2005 Stock Option Plans are 500,000 shares, 315,000 shares, and 20,000,000 shares respectively.

Stock Options

There are a total 15,887,676 outstanding options to purchase common equity of Innova Robotics & Automation, Inc. as of March 16, 2007.

Employment Agreements

Currently there are employment agreements with four executives, Walter Weisel, Chairman of the Board of Directors, Sheri Aws, Vice President and Secretary, Lloyd Spencer, President and CEO of CoroWare, and David Hyams, CTO of CoroWare.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are none.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Reports to Security Holders

We are a reporting company with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Prices of Common Stock

Since February 2002, we have been eligible to participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the NASDAQ Stock Market, and prices for our common stock were published on the OTC Bulletin Board under the trading symbol "SRMW" until such time as our acquisition of Hy-Tech Technology Group, Inc. on January 31, 2003 when our symbol became HYTT. In November 2006 the name of the Company was changed to Innova Robotics & Automation, Inc. and the trading symbol was changed to INRA.

The following table sets forth, for the fiscal quarters indicated, the high and low closing sales price of our Common Stock as reported on the NASD Over-the-Counter Bulletin Board for each quarterly period during fiscal years ended December 31, 2006 and December 31, 2005.

COMMON STOCK
Six Months Ended June 30, 2007	High	Low
First Quarter	$0.330	$0.090
Second Quarter	$0.140	$0.060
Third Quarter	$0.080	$0.010

Year Ended December 31, 2006
First Quarter	$0.241	$0.065
Second Quarter	$0.450	$0.110
Third Quarter	$0.330	$0.120
Fourth Quarter	$0.300	$0.020

Number of Stockholders

As of September 30, 2007, there were 130 holders of record of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on its common stock. We anticipate that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, as of December 31, 2006 we issued and have outstanding 284,334 shares of Series B Preferred Stock, all of which earns a 5% dividend, payable in either cash or common stock of the Company. Such dividends on these Preferred Stocks will be paid before any dividends on common stock. The board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors. As of December 31, 2006 all of the Series A preferred stock had been converted into common stock and 240,666 shares of Series B Preferred and an additional $9,772 of Series B Preferred dividends had been converted into common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Percentage ownership in the following table is based on 96,481,346 shares of common stock outstanding as of September 30, 2007. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from September 30, 2007 upon the exercise of options, warrants or convertible securities, or other rights. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants, convertible securities, or other rights included in that person's holdings, but not those underlying shares held by any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Walter K. Weisel 15870 Pine Ridge Road Fort Myers, FL 33908	8,491,056 Direct Ownership	8.09%
Martin Nielson 15870 Pine Ridge Road Fort Myers, FL 33908	4,122,384 Direct Ownership	4.48%
Gary McNear 15870 Pine Ridge Road Fort Myers, FL 33908	2,361,653 Direct Ownership	2.22%
Craig Conklin 15870 Pine Ridge Road Fort Myers, FL 33908	2,721,576 Direct Ownership	2.75%
Eugene V. Gartlan 15870 Pine Ridge Road Fort Myers, FL 33908	5,350,795 Direct Ownership	6.44%
Jerry Horne 15870 Pine Ridge Road Fort Myers, FL 33908	7,432,922 Direct Ownership	7.15%
Richard K & Johanna Wynns 15870 Pine Ridge Road Fort Myers, FL 33908	3,886,447 Direct Ownership	3.87%
Chuck House 15870 Pine Ridge Road Fort Myers, FL 33908	70,763 Direct Ownership	*
John Kroon 15870 Pine Ridge Road Fort Myers, FL 33908	584,382 Direct Ownership	*
Lloyd Spencer 15870 Pine Ridge Road Fort Myers, FL 33908	504,168 Direct Ownership	*
Sheri Aws 15870 Pine Ridge Road Fort Myers, FL 33908	939,899 Direct Ownership	*
Directors and Officers as a Group	29,033,123	34.13%

* Less than one percent

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants	Total Percentage of Common Stock, Assuming Full Conversion (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before the Offering	Percentage of Common Stock Owned Before Offering*	Ownership After the Offering (2)	Percentage Stock Owned After Offering (2)
CornellCapital Partners, L.P. (3)	57,300,000	59.39%	Up to 57,300,000(4) shares	4,814,000	4.99%	0	—

* This column represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

(1) Applicable percentage ownership is based on 96,481,346 shares of common stock outstanding as of September 30, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all shares of common stock being registered will be sold.

(3) All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(4) Includes: (i) up to 48,000,000 shares issuable upon conversion of our outstanding principal amount $1,920,000 10% secured convertible debentures, which are convertible into shares of our common stock at a fixed price equal to $.40 per share, (ii) 1,000,000 shares issuable upon exercise of warrants at a price equal to $.50 per share, (ii) 1,500,000 shares issuable upon exercise of warrants at a price equal to $1.00 per share, (iii) 2,300,000 shares issuable upon exercise of warrants at a price equal to $0.25 per share, (iv) 2,000,000 shares issuable upon exercise of warrants at a price equal to $0.65 per share, and (v) 2,500,000 shares issuable upon exercise of warrants at a price equal to $0.75 per share.

We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, on the first trading day of each calendar month, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 22, 2005, we borrowed $30,000 from a beneficial shareholder, Rick Wynns, and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share. The due date of the note has been extended to December 31, 2007. To date there have been no conversions.

During September through December 2005, we also entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets forth the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

Lender	Amount of Loan	Date of Loan	Due Date
Eugene Gartlan	$40,000	September 19, 2005	October 19, 2005
Jerry Horne	$50,000	September 22, 2005	October 22, 2005
Eugene Gartlan	$5,000	October 5, 2005	January 5, 2006
Rick Wynns	$30,000	October 3, 2005	November 3, 2005
Rick Wynns	$30,000	October 14, 2005	February 14, 2006
Gary McNear	$1,000	November 22, 2005	February 22, 2006
Jerry Horne	$50,000	November 28, 2005	December 28, 2005

All of the lenders are shareholders of the Company. Mr. Gartlan, Mr. McNear, and Mr. Wynns are our Directors. During the year ended December 31, 2006, Mr. Gartlan and Mr. Marks were paid in full and Mr. Wynns was paid back a total of $20,000 of principal. All lenders have agreed to repayment terms that extend the due date to December 31, 2007.

In May 2006, we recorded a liability associated with the indemnification of a director for his personal liability in an amount of $110,000 resulting from his personal guarantee of amounts owed by a former subsidiary of ours and the settlement of such indebtedness of the Company’s former subsidiary incurred in the ordinary course of business in accordance with the provisions of Article V, Paragraph 6.2 (k) of the Merger Agreement we entered into with RWT Acquisition, Inc., and Robotic Workspace Technologies, Inc. dated July 21, 2004.

On June 23, 2004, we entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc., pursuant to which we granted to Encompass an exclusive, worldwide, royalty free and fully paid up perpetual and irrevocable licenses to use the customer list associated with its computer and systems related products business and its related websites; this business was subsequently closed down. Additionally, we assigned to Encompass our rights to enter into acquisitions with three companies. In consideration for this transaction, Encompass assumed all of our obligations under certain convertible debentures in the aggregate principal amount of $503,300. The holders of the convertible debentures released us from all claims arising under the convertible debentures.

On October 13, 2007, as a condition to a Securities Purchase Agreement entered into by the Company and Yorkville Advisors LLC (f/k/a Cornell Capital Partners L.P.), Eugene Gartlan (Chief Executive Officer and Director), Lloyd Spencer (Director), and Linda Robison (Counsel) purchased a total of 35,000 Units, 10,000 units, 10,000 units, and 15,0000 units, respectively. Each unit consists of one share of Series C Convertible Preferred Stock, at a price of $1.00 per share as well as stock purchase warrants equal to the number of shares of common stock converted from the Series C Convertible Preferred Stock, exercisable at $.06 per share and which expires five years from the conversion date. In connection with the issuance, a Certificate of Designation was filed with the Florida Secretary of State.

On October 19, 2007, we entered into a Conversion Agreement (the "Conversion Agreement") with Jerry Horne, a principal shareholder of the Company (the "Holder"), who previously loaned to the Company an aggregate sum, including interest accrued, of $297,853 pursuant to various notes (the "Notes"). The first Note was dated November 1, 2004 for $165,000 at an annual interest rate of 6.75%; the second Note was dated September 22, 2005 for $50,000 at an annual interest rate of 10%; and the third Note was dated November 28, 2005 for $50,000 at an annual interest rate of 10%. During 2006 $20,000 of accrued interest was paid. Pursuant to the Conversion Agreement, the Company and the Holder agreed that upon conversion of the Notes in full and the issuance by the Company of 14,892,650 shares of restricted common stock and warrants (the "Warrants") to purchase 14,892,650 shares of common stock, the Company shall be forever released from all of its obligations and liabilities under the Notes and the Holder shall release its security interest thereunder. The Warrants have an exercise price of $0.04 and expire on October 19, 2012.

In January 2003, Craig W. Conklin, our President, and Gary F. McNear, our Chief Executive Officer, entered into a consulting agreement with our subsidiary relating to the negotiation of a reduced loan amount due SunTrust Bank. Pursuant to the consulting agreement, the subsidiary agreed to pay each of Messrs. Conklin and McNear six percent of the discounted amount of the loan due SunTrust Bank. In consideration for six percent of the discounted amount, Messrs. Conklin and McNear agreed to forego any compensation due them for the past two years and each received. In connection with the SunTrust settlement, we issued common stock valued at $225,772 to each individual, Mr. Conklin and Mr. McNear.

On August 18, 2004 we entered into an agreement with Aegis Funds, Inc (AFI) to sell all of the issued and outstanding capital stock of its subsidiary Hy Tech Computer Systems (HTCS) to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS common stock, AFI became the record and beneficial owner of the HTCS common stock, the company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of our company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

On July 22, 2002, we entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of our company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder, Jerry E. Horne, loaned us $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

On August 25, 2004 we issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of us and a recapitalization of RWT using the purchase method of accounting. As part of this transaction, Walter K. Weisel received 53,172,765 shares of common stock of our company and Jerry E. Horne received 74,329,227 shares.

We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital consists of 900,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2007, there were 96,481,346 outstanding shares of common stock and 179,666 outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. On November 20, 2006, we effectuated a one-for-ten reverse stock split of our issued and outstanding shares of common stock. In addition, on November 20, 2006, our trading symbol on the Over-the-Counter Bulletin Board was changed to “INRA”.

COMMON STOCK

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of $0.001 par value preferred stock. As of September 30, 2007, there were 179,666 shares of Series B Preferred outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Each share of the Series B Preferred Stock (i) pays a dividend of 5%, payable at the discretion of our company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of our common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by us at any time for $1.30 per share plus accrued and unpaid dividends, and (v) has no voting rights except when mandated by Delaware law. As of September 30, 2007, 84,334 shares of the Company’s Series B preferred stock converted into 1,686,680 shares of the Company’s common stock at the conversion price of $.05 per share, and an additional 48,198 shares of common stock were issued for accrued dividends converted at $.175 per share in accordance with the terms of the Series B preferred shares certificate of designation.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	Through the distribution of common stock by the selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholder may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholder for the sale of any of the common stock.

The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for the selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholder may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder's shares will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of the selling stockholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholder and/or purchasers of the selling stockholder's shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor the selling stockholder can presently estimate the amount of any such compensation.

The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

The selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. The selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

We have agreed to register the common stock issued to the selling stockholder under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholder will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 included in this prospectus for our company have been audited by LBB & Associates, Ltd., LLP, independent auditors, as stated in their report appearing with the financial statements herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Innova Robotics and Automation, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Certificate of Incorporation and Bylaws is to eliminate the rights of our company and our stockholders (through stockholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Delaware General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INNOVA ROBOTICS & AUTOMATION, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 2007
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,061,139
Accounts receivable, net	120,221
Inventory	568,352
Total current assets	1,749,712

Property and equipment, net	213,031

Intangible assets, net	694,874
Deferred finance costs, net	244,293
Other assets	12,190

Total assets	$2,914,100

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$341,034
Notes payable, related parties	496,794
Accounts payable	1,031,987
Accrued expenses	1,038,851
Accrued expenses, related parties	208,548
Deferred revenue	374,201
Dividend payable	19,184
Redeemable preferred stock, $.001 par value, 10,000,000 shares authorized, 184,666 shares issued and outstanding	258,532
Derivative liability	2,086,068
Total current liabilities	5,855,199

Long-term obligations:
Convertible debt, net of discount	182,370
Long-term debt	989,100

Total liabilities	7,026,699

Commitments	-

Stockholders’ deficit:
Common stock, $.001 par value, 900,000,000 shares authorized, 89,096,733 shares issued and outstanding at June 30, 2007	89,097
Additional paid-in capital	12,130,398
Accumulated deficit	(16,332,064)
Total stockholders' deficit	(4,112,569)

Total liabilities and stockholders’ deficit	$2,914,100

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS & AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2007 and 2006
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues:
Services	$1,106,014	$354,783	$1,741,312	$354,783
Products	89,805	35,198	126,179	171,688
Total revenues	1,195,819	389,981	1,867,491	526,471
Cost of revenues
Services	915,735	259,709	1,404,046	259,709
Products	1,000	19,538	16,488	127,228
Total cost of revenues	916,735	279,247	1,420,534	386,937

Gross profit	279,084	110,734	446,957	139,534

Operating expenses:
Selling, general and administration	977,439	849,306	1,722,809	1,792,215
Outside services	680,731	110,098	843,527	160,357
Legal fees	29,723	128,501	1,014,462	155,535
Professional fees	73,673	65,153	191,813	83,858
Research and development	16,200	-	65,178	-
Depreciation and amortization	87,384	7,495	163,565	12,945

Total operating expenses	1,865,150	1,160,553	4,001,354	2,204,910

Loss from operations	(1,586,066)	(1,049,819)	(3,554,397)	(2,065,376)

Other income (expense):
Interest income	8,143	-	13,667	-
Interest expense	(91,942)	(44,517)	(202,463)	(131,299)
Derivative income (loss)	866,570	(127,200)	654,435	(141,192)
Loss on extinguishment of debt	(385,008)	-	(1,053,103)	-
Other income	-	28,025	2,925,000	28,025

Net loss	$(1,188,303)	$(1,193,511)	$(1,216,861)	$(2,309,842)

Loss applicable to common stockholders
Net loss	$(1,188,303)	$(1,193,511)	$(1,216,861)	(2,309,842)
Beneficial conversion features and accretions of preferred stock	-	-	-	(22,610)
Net loss applicable to common stockholders	$(1,188,303)	$(1,193,511)	$(1,216,861)	$(2,332,452)

Net loss per share
Basic and diluted	$(0.01)	$(0.02)	$(0.01)	$(0.04)

Weighted average shares outstanding
Basic and diluted	86,062,215	63,086,673	81,355,035	57,656,431

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS & AUTOMATION, INC.
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,216,861)	$(2,309,842)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	163,565	12,945
Stock option expense	221,464	597,227
Common stock issued for services	485,428	50,000
Loss on extinguishment of debt	1,053,103	-
Amortization of deferred financing costs	60,653	2,900
Amortization of debt discount	86,798	56,021
Imputed interest	4,195	-
Derivative (income) loss	(654,435)	141,192
Changes in operating assets and liabilities:
Accounts receivable	8,420	(77,041)
Inventory	(298,684)	(11,784)
Other assets	(5,472)	-
Accounts payable	(103,186)	109,158
Accrued expenses	468,219	(215,677)
Accrued expenses, related parties	6,239	-
Deferred revenue	374,201	-
NET CASH FLOWS FROM OPERATING ACTIVITIES	653,647	(1,644,901)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(29,285)	(39,103)
Acquisition of CoroWare’s assets, net of liabilities assumed	-	(2,422)
Acquisition of Altronics’ assets, net of cash acquired	(143,671)	-
NET CASH FLOWS FROM INVESTING ACTIVITIES	(172,956)	(41,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	2,304,130
Proceeds from line of credit, net	32,555	-
Payments of notes payable	(36,456)	(404,335)
Proceeds from notes payable	-	28,000
NET CASH FLOWS FROM FINANCING ACTIVITIES	(3,901)	1,927,795

NET INCREASE IN CASH	476,790	241,369
Cash and cash equivalents, beginning of period	584,349	6,786
Cash and cash equivalents, end of period	$1,061,139	$248,155

Continued

INNOVA ROBOTICS & AUTOMATION, INC.
STATEMENTS OF CASH FLOWS (Continued)
Six Months Ended June 30, 2007 and 2006
(Unaudited)

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$28,878	$33,584
Income taxes paid	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Conversion of Series B preferred stock and preferred stock dividends	$9,933	$-
Stock issued for purchase of software	$42,500	$-
Stock issued for acquisition of Altronics	$35,700	$-
Stock issued for redemption of convertible debenture	$1,263,772	$-
Amortization of deferred financing costs	$-	$99,315
Conversion of Series A preferred stock	$-	$58,840

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS & AUTOMATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of Innova Robotics & Automation, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's 2006 annual report filed with the SEC on Form 10-KSB and prior reports for 2007. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Robotic Workspace Technologies, Inc. (“RWT”), Innova Robotics, Inc. (“IR”), CoroWare Technologies, Inc. (“CoroWare”) and Altronics Service, Inc. (“Altronics”) (herein are referred to as the “Subsidiaries”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year ended December 31, 2006 as reported in form 10-KSB have been omitted.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Instruments:

Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable, derivative financial instruments, and convertible debt.

We carry cash, accounts receivable, accounts payable, and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable and convertible debt; however, fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of June 30, 2007, estimated fair values and respective carrying values of our notes payable and long-term debt are as follows:

Instrument	Note	Fair Value	Carrying Value
Note payable - merger	4(a)	$230,000	$230,000
Note payable - principal shareholder	4(b)	$165,000	$165,000
Notes payable - shareholders	4(c)	$141,000	$141,000
Note payable - Viejo Coro	4(d)	$50,000	$50,000
Notes payable - financial institutions	4(e)	$110,534	$110,534
Note payable - Altronics purchase	3	$100,000	$100,000
Other notes payable	4(f)	$41,294	$41,294
Long-term debt	5	$989,100	$989,100

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in the Cornell Capital Partners, L.P. (“Cornell”) financings, and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements. In addition, this caption includes the fair values of other pre-existing derivative financial instruments that were reclassified from stockholders’ equity when net-share settlement was no longer within the Company’s control (see Note 8).

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table illustrates the components of derivative liabilities at June 30, 2007:

	Note	Compound derivative	Warrant Liability	Total
$2,825,000 financing	6,8	$1,356,060	$730,008	$2,086,068

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of June 30, 2007:

Financing or other contractual arrangement:	Note	Conversion Features	Warrants	Total
$2,825,000 financing	6	13,313,021	16,267,852	29,580,873

Share-based payments:

Effective January 1, 2005, we adopted the fair value recognition provisions of Financial Accounting Standards No. 123 Accounting for Stock-Based compensation. Effective January 1, 2006, we adopted Financial Accounting Standards No. 123(R), Share-Based Payments (FAS123R). Under the fair value method, we recognize compensation expense for all share-based payments granted after January 1, 2005, as well as all share-based payments granted prior to, but not yet vested, as of January 1, 2005, in accordance with SFAS No. 123. Under the fair value recognition provisions of FAS 123(R), we recognize share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award. Prior to the adoption of FAS 123 and FAS 123(R), the Company accounted for share-based payments under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the disclosure provisions of SFAS No. 123. For further information regarding the adoption of SFAS No. 123(R), see Note 7 to the consolidated financial statements.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our financial statements are the following:

•	estimating future bad debts on accounts receivable that are carried at net realizable values;

•	estimating the fair value of our financial instruments that are required to be carried at fair value; and

•	estimating the recoverability of our long-lived assets

•	estimating the fair value of intangible assets acquired in a business combination.

We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

Inventory

Inventories are valued at the lower of cost or market. Inventories consist of the following at June 30, 2007:

Work in progress	$184,623
Raw material	383,729
$568,352

NOTE 3 - PURCHASE OF BUSINESS

On March 16, 2007, Robotics Workspace Technologies, Inc. (“RWT”), a wholly owned subsidiary of Innova Robotics and Automation, Inc. (the “Company”), completed the purchase of all of the issued and outstanding shares of common stock of Altronics Service, Inc. (“Altronics”) pursuant to a certain Stock Purchase Agreement dated as of March 16, 2007 (the “Agreement”) which RWT entered into with Alfred Fleming and Andrea Fleming (the “Sellers”), being all of the shareholders of Altronics. We made this acquisition in order to engage Altronics’ principal employees and to benefit from Altronics’ strategic business relationships.

Under the terms of the Agreement, RWT purchased, and the Sellers sold, an aggregate of 280 shares of common stock of Altronics, representing all of the issued and outstanding shares of Altronics (the “Shares”) for an aggregate purchase price of $285,700 (the “Purchase Price”), paid or to be paid by the Company as follows: (i) $150,000 was paid on March 16, 2007 (the “Closing Date”); (ii) $100,000 shall be paid in two installments, the first installment of $50,000 within 180 days after the Closing Date, and the second installment within 1 year after the Closing Date, which was evidenced in the form of a $100,000 Promissory Note issued by the Company to the Sellers on the Closing Date; and (iii) $35,700 in restricted shares of common stock of the Company at a per share price equal to $0.1428 (250,000 shares), which was delivered to the Sellers on the Closing Date and vest as follows, provided that Alfred Fleming is an employee of Altronics at each vesting date: (x) 100,000 shares on the first anniversary of the Closing Date; (y) 100,000 shares on the second anniversary of the Closing Date; and (z) 50,000 shares on the third anniversary of the Closing Date.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the issuance of the securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Sellers are accredited investors, they had access to information about the Company, the Sellers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

In addition, on March 16, 2007, Altronics entered into an Employment Agreement (the “Employment Agreement”) with Alfred Fleming under which the Company will employ Mr. Fleming as a Vice President for a period of 3 years commencing March 16, 2007 and ending on March 15, 2010 which will be automatically renewed for successive 1 year periods until 30 days prior written notice not to renew is delivered by either the Company or Mr. Fleming. Mr. Fleming will be paid a monthly salary of $6,250, or $75,000 per annum, and shall be issued stock options in accordance with the Companys’ executive level option schedule, which will vest over the 3 year term of the Employment Agreement. Further, Mr. Fleming may be eligible for Altronics’ employee bonus program, to be determined by the Board of Directors of Altronics based on meeting performance objectives and bonus criteria. During the term of his employment and for a period thereafter, Mr. Fleming will be subject to confidentiality and non-competition provisions, subject to standard exceptions.

The purchase price for Altronics amounted to $285,700. The purchase of Altronics was accounted for as a purchase business combination, where the fair value of the purchase consideration was allocated to the assets acquired and liabilities assumed based upon fair values. In connection with the allocation, the fair values of assets acquired and liabilities assumed exceeded the purchase price by $182,508. As a result, long-lived tangible and intangible assets acquired were reduced for this amount, which was allocated on a relative fair value basis. The operating results of the acquired business will be included in results of the Company as of March 1, 2007.

The following table summarizes the components of the purchase price allocation:
	Purchase Allocation	Fair Values
Current assets	$252,754	$252,754
Long-lived assets:
Acquired customer lists (a)	126,492	300,000
Employment contracts (b)	60,000	69,000
Fixed assets	52,246	52,246
Accounts payable and accrued liabilities	(205,792)	(205,792)
	$285,700	$468,208

Purchase price:
Cash	$150,000
Note payable	100,000
Common stock	35,700
	$285,700

Notes:

(a)	Customer lists are estimated to have an economic life of three years. The Company will amortize this acquired intangible asset using the straight-line method over the estimated life.

(b)
Acquired employment contracts with key members of former Altronics management have terms of three years and embody significant restrictive covenants and non-competition agreements. The fair value of these intangible assets will be amortized over the contractual term of three years using the straight-line method.

The determination of the consideration to be paid in the transaction was determined in arms length negotiations between the Boards of Directors of the Company and Altronics. The negotiations took into account the value of the assets sold to Company and the consideration paid. At the time of the transaction, there were no material relationships between Altronics and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.

NOTE 4 - NOTES PAYABLE

Notes payable consist of the following at June 30, 2007:

	Note	Related Parties	Other
Note payable - merger	4(a)	$-	$230,000
Note payable - principal shareholder	4(b)	165,000	-
Notes payable - shareholders	4(c)	141,000	-
Note payable - Viejo Coro	4(d)	50,000	-
Notes payable - financial institutions	4(e)	-	110,534
Notes payable - Altronics purchase	3	100,000	-
Other notes payable	4(f)	40,794	500
		$496,794	$341,034

(a) Note payable - merger:

In February 2003, the Company issued $230,000 of notes payable, the terms of which were subsequently modified in July 2003. The notes earn interest at 8% per annum unless they are in default, in which case they earn default interest at a rate of 15%; the notes are currently in default. Additionally, the notes had warrants attached to purchase 11,500 shares of common stock at $15.00 per share and were exercisable through February 12, 2005. None of these warrants were exercised prior to their expiration.

(b) Note payable - principal shareholder:

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The note earns interest at 6.75% per annum; principal and interest are due on demand. The note is secured by all of the assets of the Company.

(c) Notes payable - shareholders:

During September through December 2005, the Company entered into short-term debt obligations other than in the ordinary course of business totaling $257,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between ninety and one hundred twenty days. All of the lenders are shareholders of the Company. All lenders agreed to extend the due date to December 31, 2007. As of June 30, 2007, $116,000 of these notes had been repaid.

(d) Note payable - Viejo Coro:

In accordance with the terms of the Asset Purchase Agreement (“Agreement”) with CoroWare, Inc. the Company has recognized a promissory note of $50,000, without interest, due to Viejo Coro and payable in installments of $10,000 per month beginning November 2006. The Company has not made any of the monthly payments required under the promissory note. This note is part of the $100,000 cash payment guaranteed under the terms of the Agreement; $30,000 was paid at the closing of the transaction on May 16, 2006 and $20,000 was paid in July 2006. The Company has imputed interest on this note at 10% per annum. Imputed interest at June 30, 2007 was $2,500.

(e) Notes payable - financial institutions:

The Company has lines of credit with various financial institutions with interest rates ranging from prime plus 7.5% to prime plus 8%. These credit lines call for monthly payments of 1% of the outstanding balance plus finance charges.

(f) Other notes payable:

Other notes payable consist of three notes to third parties with maturity dates through December 31, 2007. The Company has imputed interest at 10% per annum on one of these notes. Imputed interest for the six months ended June 30, 2007 was $1,695.

NOTE 5 - LONG-TERM DEBT

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. The note bears interest at 4% and is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding at June 30, 2007 was $989,100. The note calls for monthly installments of principal and interest of $4,813 beginning September 17, 2002 and continuing until April 17, 2032. The company is currently in arrears on the interest payments and has received payment deferments from the Small Business Administration. During the six months ended June 30, 2007 all payments were being applied to accrued interest. Accrued interest at June 30, 2007 was approximately $64,000. It is anticipated that during 2007 all payments will be applied against accrued interest payable and therefore none of the debt has been classified as a current liability on the balance sheet.

NOTE 6 - CONVERTIBLE DEBT

The following table illustrates the carrying value of convertible debt at June 30, 2007:

Carrying value
$2,825,000 financing	$182,370

On July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 of which $1,250,000 was advanced immediately, $575,000 was advanced in August concurrent with our filing of the Registration Statement with the Securities and Exchange Commission (SEC), and the final installment of $1,000,000 was advanced in December 2006, once the Registration Statement was declared effective by the SEC.

The Debentures mature on the third anniversary of the date of issuance. The holder of the Debentures may, at any time, convert amounts outstanding under the Debentures into shares of common stock of the Company at a fixed conversion price per share equal to $0.40. The Company's obligations under the Purchase Agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiaries.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of Common Stock at prices equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at prices equal to $0.25, $0.65 and $0.75, respectively.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium provided that the closing bid price of the Common Stock is less than the Conversion Price and there is an effective Registration Statement covering the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (as defined below). In addition, beginning on the earlier of: (i) the first trading day following the day which the Registration Statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require the Company to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require the Company to redeem the Debentures if the closing bid price of the Common Stock exceeds the Conversion Price for each of the five consecutive trading days immediately prior to the redemption date, and the Registration Statement has been declared effective and remains effective on the redemption date. The Company has the option, in its sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of the Company’s common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of the Company’s common stock during the thirty (30) trading days immediately preceding the date of the redemption.

The following redemptions occurred during the six months ended June 30, 2007, in conjunction with this debenture financing:

Date of Redemption	Principal Redeemed	Number of Shares Issued
January 18, 2007	$55,000	509,165
March 1, 2007	475,000	3,766,851
June 27, 2007	25,000	437,827
June 28, 2007	75,000	1,313,485
	$630,000	6,027,328

The Company recognized a loss on the redemption of the debentures for three and six months ended June 30, 2007 of $385,008 and $1,053,103, respectively

In the Company’s evaluation of this instrument in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133), it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value. The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: Effective Term (using the remaining term of the host instrument); Effective Volatility (89.08% - 177.10%); and Effective Risk Adjusted Yield (15.97% - 33.59%). As a result of these estimates, the valuation model resulted in a compound derivative balance of $1,108,250 at inception. The Company also determined that the warrants did not meet the conditions for equity classification because share settlement and maintenance of an effective registration statement are not within its control. The fair value allocated to the warrant instruments was $637,700 at inception. The remaining $79,050 was recorded as convertible debt.

The following table illustrates the fair value adjustments that were recorded related to the derivative financial instruments associated with the convertible debenture financings:

	3 months ended June 30, 2007		3 months ended June 30, 2006
Derivative income (expense)	Compound Derivative	Warrant liability	Compound Derivative	Warrant liability
$2,825,000 financing	$341,080	$525,490	$-	$-

	6 months ended June 30, 2007		6 months ended June 30, 2006
Derivative income (expense)	Compound Derivative	Warrant liability	Compound Derivative	Warrant liability
$2,825,000 financing	$143,715	$510,720	$-	$-

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in the Company’s trading stock price and the credit risk associated with its financial instruments. The fair value of the warrant derivative is significantly affected by changes in the Company’s trading stock prices.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the note to zero. The discount, related deferred finance costs and future interest payments are amortized through periodic charges to interest expense using the effective method. Interest expense during the three months ended June 30, 2007 and 2006 amounted to $76,904 and $-0-, respectively. Interest expense during the six months ended June 30, 2007 and 2006 amounted to $147,451 and $-0-, respectively.

NOTE 7 - STOCK BASED COMPENSATION

Stock Options and warrants:

Compensation cost of $137,192 and $67,206 was recognized during the three months ending June 30, 2007 and 2006, and $221,464 and $597,227 for the six months ended June 30, 2007 and 2006, respectively, for stock options and warrants vesting during the periods.

During the second quarter of 2007 there were 2,500,000 options granted to employees at $0.11. These options vest evenly over a three year period from date of grant and they expire ten years after the grant date. The options had a fair value of $217,500 on the grant date.

During the second quarter of 2007 there were 4,272,275 warrants granted to non-employees at $0.11. These warrants vest evenly over a three year period from date of grant and they expire ten years after the grant date. The warrants had a fair value of $371,727 on the grant date.

For new share-based payments made after adoption of SFAS 123(R), the Company has estimated fair value at the date of grant using the Flexible Binomial Model, which includes a volatility assumption ranging from 67.93% to 68.62%, risk-free rates ranging from 4.74% to 4.79% and the related term of the share-based payments of ten years. In determining fair value of share-based payments as of June 30, 2007, management has estimated a forfeiture rate of 5%.

The following table summarizes stock option and warrant activity:

Outstanding, December 31, 2006	15,887,676
Granted	9,397,725
Cancelled	(510,000)
Exercised	-
Outstanding, June 30, 2007	24,775,401

NOTE 8 - OTHER STOCKHOLDERS’ EQUITY

Issuances of common stock:

During the quarter ended June 30, 2007 the Company issued 3,203,236 shares of common stock in lieu of cash for services rendered in the amount of $351,494 at prices ranging from $0.05 to $0.17.

Issuances of preferred stock:

Series B:

In September 2004, the Company authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible at the discretion of the shareholder immediately after issuance into the Company's common stock at the lesser of $.05 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

During the quarter ended June 30, 2007, 79,334 shares of the Company’s Series B preferred stock converted into 1,586,680 shares of the Company’s common stock at the conversion price of $.05 per share, and an additional 45,340 shares of common stock were issued for accrued dividends converted at $.175 per share in accordance with the terms of the Series B preferred shares certificate of designation.

The Company accounts for redeemable preferred stock in accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. Prior to June 30, 2007 the Company’s common stock was trading above $0.05 per share thus the redeemable preferred stock was accounted for as temporary equity. Subsequent to June 30, 2007 the price of the stock fell below $0.05 per share and the redeemable preferred stock is now convertible at a variable price. In accordance with SFAS 150 liability classification is now considered appropriate because the redeemable preferred stock now embodies an unconditional obligation which may be settled by issuing a variable number of equity shares in order to settle a fixed monetary amount. In order to settle the redeemable preferred stock liability at June 30, 2007, the Company would have had to issue 3,693,320 shares of its common stock valued at $258,532. The contract does not limit the number of shares of common stock that the Company would be required to issue due to the fact that the stock is convertible at a variable price. If the Company were to redeem the 184,666 outstanding preferred shares for cash at $1.30 per share, it would have to pay $240,066. This amount is reflected as a current liability in the accompanying financial statements.

Outstanding warrants:

As of June 30, 2007, we had the following warrants outstanding:

	Note	Grant date	Expiration date	Warrants granted	Exercise price
Warrant to consultant	(a)	12/15/04	12/15/14	1,212,127	$0.050
Warrant to consultant	(a)	04/06/06	12/31/09	1,150,000	$0.130
Warrant to consultant	(a)	04/01/06	12/31/09	133,000	$0.171
Warrant to consultant	(a)	01/17/07	01/17/17	200,000	$0.170
Warrants to directors	(a)	04/12/07	04/12/17	4,272,725	$0.111
$2,825,000 financing	6(b)	07/21/06	07/21/09	2,500,000	$0.50 - 1.00
$2,825,000 financing	6(b)	07/21/06	07/21/11	6,800,000	$0.25 - 0.75
				16,267,852

(a) These warrants were initially recorded in equity. The fair value of these warrants ($260,709) was reclassified to liabilities during the second quarter of 2007 when the share price of the Company’s common stock fell below the conversion price on the Company’s Series B Convertible Preferred stock. It was determined at this time that the Company lost to the ability to net-share settle all of its obligations. The fair value of the warrants was determined using the Black-Scholes-Merton valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments.

NOTE 9 - OTHER EVENTS

On February 23, 2007, RWT entered into a Settlement Agreement (the “Settlement Agreement”) dated as of February 20, 2007 with ABB, Inc. and ABB Automation Technologies AB (collectively, “ABB”) in which ABB made a settlement payment to RWT in the amount of $2,925,000 exchange for RWT filing a Stipulation of Dismissal with the Court to dismiss the Action with prejudice. In addition, the parties agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action.

NOTE 10 - FINANCIAL CONDITION AND GOING CONCERN

The Company has incurred losses for the six months ended June 30, 2007 and 2006 of $1,216,861 and $2,309,842, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

The Company will continue to seek funds through private placements as well as debt financing. The Company will also continue to investigate alternative sources of financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support Innova Robotics & Automation, Inc.'s working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, Innova Robotics & Automation, Inc. will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Innova Robotics & Automation, Inc.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Innova Robotics & Automation, Inc. be unable to continue as a going concern.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Innova Robotics & Automation, Inc. and Subsidiaries
Ft Myers, Florida

We have audited the accompanying consolidated balance sheet of Innova Robotics & Automation, Inc. and Subsidiaries (the “Company”) as of December 31, 2006 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Innova's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innova Robotics & Automation, Inc. and Subsidiaries as of December 31, 2006 and the consolidated results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America..

As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2007 raise substantial doubt about its ability to continue as a going concern. The 2006 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas

April 16, 2007

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$584,349
Accounts receivable, net	105,275
Inventory	46,674
Total current assets	736,298

Property and equipment, net	155,924

Intangible assets, net	605,023
Deferred finance costs, net	332,671
Other assets	6,690
Total assets	$1,836,606

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,007,360
Accrued expenses	565,797
Accrued expenses, related parties	202,309
Notes payable	357,750
Notes payable, related parties	306,000
Dividend payable	29,117
Derivative liability	2,698,954

Total current liabilities	5,167,287

Long-term obligations:
Convertible debt, net of discount	119,678
Long-term debt	989,100

Commitments

Stockholders’ deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 284,334 shares issued and outstanding	284
Common stock, $.001 par value, 900,000,000 shares authorized, 76,467,303 shares issued and outstanding	76,467
Additional paid-in capital	10,598,993
Accumulated deficit	(15,115,203)
Total stockholders' deficit	(4,439,459)

Total liabilities and stockholders’ deficit	$1,836,606

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenues:
Services	$1,046,407	$-
Products	293,815	-
Total revenues	1,340,222	-
Cost of revenues:
Services	818,573	-
Products	233,135	-
Total cost of revenues	1,051,708	-

Gross profit	288,514	-

Operating expenses:
Selling, general and administration	3,422,657	857,515
Outside services	695,573	411,707
Legal fees	301,695	83,212
Professional fees	203,549	392,885
Depreciation and amortization	167,486	12,954

Total operating expenses	4,790,960	1,758,273

Loss from operations	(4,502,446)	(1,758,273)

Other income (expense):
Interest expense	(510,090)	(133,544)
Derivative income (loss)	(335,041)	10,692
Gain (loss) on extinguishment of debt	(287,546)	-
Other income	28,025	-
Net Loss	$(5,607,098)	$(1,881,125)

Loss applicable to common stockholders
Net loss	$(5,607,098)	$(1,881,125)
Beneficial conversion features and
accretions of preferred stock	-	(149,758)
Dividends declared on preferred stock	(9,129)	(25,293)

Net loss applicable to common stockholders	$(5,616,227)	$(2,056,176)

Net loss per share
Basic and diluted	$(0.09)	$(0.05)

Weighted average shares outstanding
Basic and diluted	65,242,574	43,011,971

The accompanying notes are an integral part of these consolidated financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Year Ended December 31, 2005

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, January 1, 2005	37,129,690	$37,130	376,834	$377	$4,021,588	$(7,440,780)	$(3,381,685)

Issuance of Series B Preferred stock	-	-	148,166	148	148,018	-	148,166

Common stock issued for services rendered	5,450,830	5,451	-	-	699,582	-	705,033

Sale of common stock	2,593,333	2,593	-	-	465,407	-	468,000

Conversion of Series A Preferred stock	873,551	874		-	43,926	(13,832)	30,968

Conversion of Series B Preferred Stock	660,000	660	(33,000)	(33)	(627)	-	-

Dividend declared on preferred stock	-	-	-	-	(25,293)	-	(25,293)

Amortization of beneficial conversion feature Series B Preferred Stock	-	-	-	-	141,500	(141,500)	-

Amortization of beneficial conversion feature convertible note payable	-	-	-	-	30,000	-	30,000

Dividend related to beneficial conversion feature	-	-	-	-	-	(8,258)	(8,258)

Amortization of deferred finance costs equity line of credit	-	-	-	-	(4,400)	-	(4,400)

Stock options issued for services	-	-	-	-	25,061	-	25,061

Net loss	-	-	-	-	-	(1,881,125)	(1,881,125)

Balances, December 31, 2005	46,707,404	$46,708	492,000	$492	$5,544,762	$(9,485,495)	$(3,893,533)

Continued.

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
STATEMENT OF STOCKHOLDERS’ DEFICIT (Continued)
For the Year Ended December 31, 2006

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balances, January 1, 2006	46,707,404	$46,708	492,000	$492	$5,544,762	$(9,485,495)	$(3,893,533)

Common stock issued in acquisition of CoroWare	500,000	500	-	-	505,900		506,400

Common stock issued under Standby Equity Distribution Agreement	16,173,616	16,174	-	-	2,281,415	-	2,297,589

Common stock issued in connection with a private placement	1,159,409	1,159	-	-	99,491	-	100,650

Common stock issued in satisfaction of note payable	484,850	485	-	-	72,243	-	72,728

Common stock issued for services	5,397,297	5,397	-	-	773,682	-	779,079

Common stock issued for redemption of convertible debenture	189,000	189	-	-	181,082	-	181,271

Dividends declared on preferred stock - Series A	-	-	-	-	(9,129)	-	(9,129)

Conversion of Series A Preferred stock	1,629,000	1,629	-	-	79,821	(22,610)	58,840

Conversion of Series A Preferred dividends	11,217	11	-	-	4,062	-	4,073

Conversion of Series B Preferred stock	4,153,320	4,153	(207,666)	(208)	(3,945)	-	-

Conversion of Series B Preferred dividends	62,190	62			9,772		9,834

Stock options issued for services	-	-	-	-	729,618	-	729,618

Settlement of $55,000 convertible debenture financing	-	-	-	-	185,500	-	185,500

Imputed interest on related party loan	-	-	-	-	6,095	-	6,095

Fair value adjustment on other warrants	-	-	-	-	138,624	-	138,624

Net loss						(5,607,098)	(5,607,098)
Balances, December 31, 2006	76,467,303	$76,467	284,334	$284	$10,598,993	$(15,115,203)	$(4,439,459)

The accompanying notes are an integral part of these financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,607,098)	$(1,881,125)
Adjustments to reconcile net loss to cash flows used by
operating activities:
Depreciation and amortization	167,486	12,954
Stock based compensation	729,618	25,061
Imputed interest expense	6,095	40,280
Common stock issued for services	244,976	605,033
Derivative (income) loss	335,041	(10,692)
Amortization of debt discount	187,433	-
Amortization of deferred finance costs	142,687	-
Loss on extinguishment of debt	287,546	-
Changes in operating assets and liabilities:
Accounts receivable	(6,729)	-
Inventory	13,488	(60,162)
Other assets	(860)	-
Accounts payable	(8,691)	267,710
Accrued expenses	(341,058)	176,124

NET CASH FLOWS FROM OPERATING ACTIVITIES	(3,850,066)	(824,817)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(50,713)	(121,357)
Purchase of CoroWare assets, net of cash acquired	(2,422)	-

NET CASH FLOWS USED BY INVESTING ACTIVITIES	(53,135)	(121,357)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,398,239	616,166
Proceeds from convertible debt financing	2,451,856	-
Payments on convertible debt	(58,301)	-
Payments on notes payable	(360,780)	(2,500)
Proceeds from notes payable	49,750	336,500

NET CASH FLOWS FROM FINANCING ACTIVITIES	4,480,764	950,166

NET INCREASE IN CASH	577,563	3,992
Cash and cash equivalents, beginning of period	6,786	2,794

Cash and cash equivalents, end of period	$584,349	$6,786

Continued.

INNOVA ROBOTICS AND AUTOMATION, INC.
(F/K/A INNOVA HOLDINGS, INC.)
STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended December 31, 2006 and 2005

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$98,405	$19,876

Income taxes paid	$-	$-

NON CASH TRANSACTIONS
Conversion of convertible debt to stock	$25,000	$-
Conversion of Series A preferred stock	$58,840	$-
Conversion of Series B preferred stock dividends	$9,834	$-
Stock issued in satisfaction of note payable	$72,728	$-
Settlement of derivative liability resulting from repayment of debt	$185,500	$-
Stock issued in satisfaction of accrued liabilities	$534,103	$-
Stock issued for acquisition of CoroWare	$506,400	$-
Stock issued for redemption of convertible debentures	$181,271	$-
Conversion of Series A preferred dividends	$4,073	$-
Common stock issued for commitment fee	$-	$100,000
Issuance of convertible note for commitment fee	$-	$300,000

The accompanying notes are an integral part of these financial statements.

INNOVA ROBOTICS AND AUTOMATION, INC.
F/K/A INNOVA HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE COMPANY, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the company:

Innova Robotics & Automation, Inc. (“Innova” or the "Company") is a robotics automation technology company providing hardware and software systems-based solutions to the military, service, personal, and industrial robotic markets in the United States of America. The Company's plan of operations is to identify, develop and acquire technology that is or will become a market leader and to create opportunities to leverage its software into value-added applications when combined with other software solutions offered by the Innova group of companies.

Innova has three wholly-owned subsidiaries, Robotic Workspace Technologies, Inc. (“RWT”) , Innova Robotics, Inc. (“IR”), and CoroWare Technologies, Inc. (“CoroWare”). RWT delivers its software through the sale of control systems and the licensing of its software to end-user companies, system integrators, manufacturing support providers, software development companies, and other parties, primarily in the industrial markets. RWT also offers complete system development and system integration services. The control systems include the Universal Robot Controller and the Universal Automation Controller. The Universal Automation Controller is in the final stages of development. The proprietary patents, including three pioneer utility patents issued by the USPTO, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

The Innova suite of software will be marketed and sold to the service and personal robot markets through Innova Robotics, Inc. Generally, the Innova suite of software solutions is referred to as Middleware, which is connectivity software that consists of a set of enabling services that allow multiple processes running on one or more machines to interact across a network. Middleware is essential to migrating mainframe applications to client/server applications and to providing for communication across heterogeneous platforms. This technology has evolved during the 1990s to provide for interoperability in support of the move to client/server architectures. In the context of Innova’s markets, it is this Middleware that enables industrial robots to communicate with enterprise systems like purchasing. In the military arena, this Middleware would enable an unmanned mobile robotic vehicle to communicate recon intelligence with the Logistics Command and in return receive updated operation instructions.

CoroWare is a software systems integration firm with particular expertise in the area of mobile service robotics. CoroWare is the only mobile service robotics company to join the Microsoft ® Windows Embedded Partner Program. CoroWare uses the Windows XP Embedded operating system to power its mobile service robots, which are based on de facto standards, off-the-shelf hardware and proven software.

Basis of presentation and consolidation policy:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, RWT, IR and CoroWare (herein are referred to as the “Subsidiaries”). All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Summary of significant accounting policies:

Cash and cash equivalents:

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less.

Accounts receivable:

Our accounts receivable are exposed to credit risk. During the normal course of business, we extend unsecured credit to our customers with normal and traditional trade terms. Typically credit terms require payments to be made by the thirtieth day following the sale.  We regularly evaluate and monitor the creditworthiness of each customer.  We provide an allowance for doubtful accounts based on our continuing evaluation of our customers’ credit risk and our overall collection history. At December 31, 2006 and December 31, 2005, no allowance was deemed necessary.

Inventories:

Inventories consist of raw materials and are stated at the lower of cost (first-in, first-out basis) or market.

Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Major renovations, renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally five to ten years.

Intangible assets:

The Company’s intangible assets, which are recorded at cost, consist primarily of the unamortized cost basis of customer lists and employment contracts.  These assets are being amortized on a straight line basis over estimated useful lives, which range from three to five years.

Impairment of long-lived assets:

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”). FAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Deferred finance costs:

Deferred finance costs are associated with the convertible debenture financings (see Note 9) and are being amortized on a straight line basis over the term of the underlying debt instrument.

Income taxes:

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with the applicable tax code.

Financial instruments:

Financial instruments, as defined in Financial Accounting Standard No. 107 Disclosures about Fair Value of Financial Instruments (FAS 107), consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable, derivative financial instruments, and convertible debt.

We carry cash, accounts receivable, accounts payable, and accrued liabilities at historical costs; their respective estimated fair values approximate carrying values due to their current nature. We also carry notes payable and convertible debt; however, fair values of debt instruments are estimated for disclosure purposes (below) based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

As of December 31, 2006, estimated fair values and respective carrying values of our notes payable and long-term debt are as follows:

Instrument	Note	Fair Value	Carrying Value
Note payable - Merger	7(a )	$230,000	$230,000
Note payable - Principal shareholder	7(b )	$165,000	$165,000
Shareholder notes payable	7(c )	$141,000	$141,000
Note payable - Viejo Coro	7(d )	$50,000	$50,000
Other notes payable	7(e )	$77,500	$77,500
Long-term debt	8	$989,100	$989,100

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities (FAS 133), consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in the Cornell Capital Partners, L.P. (“Cornell”) financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by FAS 133, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The following table illustrates the components of derivative liabilities at December 31, 2006:

	Note	Compound derivative	Warrant liability	Other warrants	Total
$ 55,000 financing	9(a )	$-	$-	$-	$—
$2,825,000 financing	9(b )	$1,718,934	$980,020	$-	$2,698,954

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

The following table summarizes the number of common shares indexed to the derivative financial instruments as of December 31, 2006:
Financing or other contractual arrangement:	Note	Conversion Features	Warrants	Total
$2,825,000 Convertible Note Financing	9(b )	16,506,711	9,300,000	25,806,711

Share-based payments:

Effective January 1, 2006, we adopted Financial Accounting Standards No. 123(R), “Share-Based Payments” (“Statement 123(R)”). Under the fair value method, we recognize compensation expense for all share-based payments granted after January 1, 2006, as well as all share-based payments granted prior to, but not yet vested, as of January 1, 2006, in accordance with Statement 123(R). This standard further requires that we recognize share-based compensation expense, net of an estimated forfeiture rate, over the requisite service period of the award. Prior to the adoption of Statement 123(R), the Company accounted for share-based payments to employees under the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and the disclosure provisions of Financial Accounting Standards No. 123. Under APB 25, when the exercise price of options granted to employees equaled the market price of the common stock on the date of grant, no compensation expense was recorded.

SFAS 123R requires share-based payments to employees to be measured at fair value. However, the valuation of employee stock options is an inherently subjective process, since market values are generally not available for long-term, non-transferable employee stock options. Accordingly, an option pricing model is utilized to derive an estimated fair value. The Company uses the Black-Scholes-Merton pricing model in order to calculate the estimated fair value for its stock options.

For further information regarding the adoption of SFAS No. 123(R), see Note 11 to the consolidated financial statements.

Revenue recognition:

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable.

Product sales are recognized by the Company generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Service revenues are recognized as services are provided, in accordance with customer agreements.

Research and development:

Research and development costs relate to the development of new products, including significant improvements and refinements to existing products, and are expensed as incurred. Research and development expenses for the years ended December 31, 2006 and 2005 were $340,930 and $43,000, respectively.

Advertising expense:

The Company expenses advertising costs as they are incurred. Advertising expense for the years ending December 31, 2006 and 2005 were $201,507 and $122,521, respectively.

Concentration of Credit Risk:

Financial instruments which potentially expose the Company to concentrations of credit risk are cash and cash equivalents and trade accounts receivable.

The Company maintains its cash and cash equivalents in deposit accounts with high quality, credit-worthy financial institutions. Funds with these institutions exceeded the federally-insured limits by approximately $444,424 at December 31, 2006.

At December 31, 2006, 67% of the Company's revenues were from one customer. That customer also comprised 22% of the Company’s accounts receivable balance at December 31, 2006.

Basic loss per share:

The Company is required to provide basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 2006 and 2005, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, as of December 31, 2006 the Company has issued and has outstanding shares of Series B Preferred Stock which earns a 5% dividend, payable in either cash or common stock of the Company. Such dividends on these Preferred Stocks will be paid before any dividends on common stock. The board of directors has sole discretion to pay cash dividends based on the Company's financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Recent accounting pronouncements:

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48 Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109.  FIN 48 prescribes detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all positions upon the adoption of the Interpretation.  The cumulative effect of this applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  Management is currently evaluating the impact of FIN 48 on the financial statements but does not believe that its adoption will have a material effect on the Companies’ financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006.  The Company does not expect the adoption of this interpretation to have an impact on its financial position or results of operations.

On October 10, 2006, the FASB issued FSP No. FAS 123(R)-5, titled AMENDING GUIDANCE FOR ACCOUNTING FOR MODIFICATIONS OF INSTRUMENTS IN CONNECTION WITH EQUITY RESTRUCTURING ("FSP FAS 123(R)-5"). FSP FAS 123(R)-5 addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1. It stipulates that for instruments that were originally issued as employee compensation and then modified solely to reflect an equity restructuring that occurs when the holders are no longer employees, that there is no change in the recognition or measurement of those instruments if (a) there is no increase in fair value of the award and (b) all holders of the same class of instruments are treated in the same manner.  The guidance in FSP FAS 123(R)-5 is effective in the first reporting period beginning after October 10, 2006. Early application is permitted in periods for which financial statements have not been issued. Management is currently evaluating the impact of FSP FAS 123(R)-5 on the financial statements but does not believe that its adoption will have a material effect on the Companies’ financial position, results of operations, or cash flows.

FSP FAS 123(R)-6 was issued to make several technical corrections to SFAS 123(R). These include exemption for non-public entities from disclosing the aggregate intrinsic value of outstanding fully vested share options, revision to the computation of the minimum compensation cost that must be recognized, indication that at the date the illustrative awards were no longer probable of vesting, any previously recognized compensation cost should have been reversed, and changes to the definition of short-term inducement to exclude an offer to settle an award. The guidance in FSP FAS 123(R)-6 is effective in the first reporting period beginning after October 20, 2006. Early application is permitted in periods for which financial statements have not yet been issued. Management is currently evaluating the impact of FSP FAS 123(R)-6 on the financial statements but does not believe that its adoption will have a material effect on the Companies’ financial position, results of operations, or cash flows.

In February 2006, the FASB issued SFAS No. 155, “” (“SFAS No. 155”) which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS No. 140”). SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the company has not yet issued financial statements, including for interim periods, for that fiscal year. SFAS No. 155 will be effective for the Company in the first quarter of fiscal 2007 and is not expected to have an impact on the Company’s financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Management is currently evaluating the impact SFAS No. 157 will have on the Company’s financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB statement No. 115.” This Statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. If an entity elects the fair value option for a held-to-maturity or available-for-sale security in conjunction with the adoption of this Statement, that security shall be reported as a trading security under Statement 115, but the accounting for a transfer to the trading category under paragraph 15(b) of Statement 115 does not apply. Electing the fair value option for an existing held-to-maturity security will not call into question the intent of an entity to hold other debt securities to maturity in the future. This statement is effective as of the first fiscal year that begins after November 15, 2007.  The Company is currently analyzing the effects SFAS 159 will have on the Company's financial condition and results of operations.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in our financial statements are the following:

•	estimating future bad debts on accounts receivable that are carried at net realizable values;

•	estimating the fair value of our financial instruments that are required to be carried at fair value; and

•	estimating the recoverability of our long-lived assets.

We use all available information and appropriate techniques to develop our estimates. However, actual results could differ from our estimates.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

The Company has incurred losses for the years ended December 31, 2006 and 2005 of $5,607,098 and $1,881,125, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

The Company intends to raise additional working capital through the use of private placements, public offerings and/or bank financing. During 2006, the Company raised approximately $2,398,239 from the sale of common stock, $2,451,856 from the sale of convertible notes, and $49,750 from other debt.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from operations, any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - PURCHASE OF BUSINESS

On May 16, 2006, the Company completed the purchase of all of the assets of CoroWare, Inc. pursuant to the Asset Purchase Agreement the Company entered into with CoroWare Technologies, Inc., a wholly owned subsidiary of the Company, dated as of May 12, 2006. We made this acquisition in order to engage CoroWare’s principal employees and to benefit from CoroWare’s strategic business relationships. Under the terms of the Agreement, the Company purchased, and CoroWare sold, all of its assets including, without limitation, all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft, Inc. and all other customers, and all other tangible and intangible assets including all developed software, and the Company further agreed to assume certain liabilities; however, the amount of such assumed liabilities will not exceed $100,000 more than the amount of certain accounts receivable and cash assets purchased. Additionally, the Company agreed to assume certain bank credit card debt in an amount up to $98,168.

The Company paid a purchase price for the assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare for the one year following May 16, 2006; (ii) $1,200,000 million in the restricted shares of our common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare for the three years following May 16, 2006, and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.018 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled; see discussion below. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

On March 1, 2006, Manor Systems, LLC (Manor) filed a lawsuit against Lloyd Spencer, President of CoroWare, Inc and an ex-employee of Manor, and CoroWare, Inc. for violation of Mr. Spencer’s contractual duties to Manor pertaining to an agreement Mr. Spencer signed with Manor wherein he agreed to certain restrictive actions including prohibiting Mr. Spencer during his employment with Manor and for two years thereafter from soliciting or interfering with any Manor employee, contacting or soliciting any Manor customers and retaining and misappropriating any confidential information. On June 19, 2006, this lawsuit was successfully settled and the parties entered into a Settlement Agreement wherein Mr. Spencer paid Manor a total of $110,000.

The purchase price for the CoroWare assets amounted to $606,400 and, as discussed below, additional purchase price is contingent upon the financial performance of the business acquired. The purchase of CoroWare was accounted for as a purchase business combination, where the fair value of the purchase consideration was allocated to the assets acquired and liabilities assumed based upon fair values. In connection with the allocation, the fair values of assets acquired and liabilities assumed exceeded the purchase price by $273,090. As a result, long-lived tangible and intangible assets acquired were reduced for this amount, which was allocated on a relative fair value basis. The operating results of the acquired business will be included in results of the Company following its acquisition on May 16, 2006.

The following table summarizes the components of the purchase price allocation:

	Purchase Allocation	Fair Values
Current assets	$126,125	$126,125
Long-lived assets:
Acquired customer lists	605,242	822,000
Acquired employment contracts	132,977	180,600
Fixed assets	23,409	33,026
Accounts payable and accrued liabilities	(281,353)	(282,261)
	$606,400	$879,490

Purchase price:
Cash	$30,000
Note payable	70,000
Common stock	150,000
Common stock options	356,400
	$606,400

Notes:

(a)	Customer lists are estimated to have an economic life of three years. The Company will amortize this acquired intangible asset using the straight-line method over the estimated life.

(b)
Acquired employment contracts with key members of former CoroWare management have terms of five years and embody significant restrictive covenants and non-competition agreements. The fair value of these intangible assets will be amortized over the contractual term of five years using the straight-line method.

The purchase price includes both fixed and contingent components. The fixed purchase price, as reflected above, included $100,000 in cash, 500,000 shares of common stock, valued at the closing market price, and 1,200,000 common stock purchase options, valued using the Black Scholes Merton technique. The contingent purchase price includes an additional $350,000 in cash and 2,500,000 shares of common stock that may be issuable over a three year period based upon the financial performance (sales and gross margins) of the business acquired. Contingent consideration is recorded when the contingencies are resolved. Any future consideration will be allocated to the value of the long-lived assets acquired.

The following unaudited pro forma statement of operations for the year ended December 31, 2006 and 2005 gives effect to our acquisition of CoroWare as if the acquisition had occurred on January 1, 2006 or 2005, respectively.

The unaudited pro forma financial information is not necessarily indicative of the financial condition or results of operations that we would have achieved had the acquisition occurred on the dates referred to above. In addition, unaudited pro forma operating information is not necessarily indicative of the results of operations that we may achieve during the year ended December 31, 2006.

	Twelve months ended
	2006	2005

Sales	$1,559,189	$1,278,618

Net loss	$(5,789,060)	$(2,224,473)

Loss per share	$(0.09)	$(0.05)

The determination of the consideration to be paid in the transaction was determined in arms length negotiations between the Boards of Directors of the Company and CoroWare. The negotiations took into account the value of the assets sold to Company and the consideration paid. At the time of the transaction, there were no material relationships between CoroWare and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such officer or director.

  NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2006:

Computer equipment	$135,804
Equipment	9,589
Furniture and fixtures	23,906
Leasehold improvements	37,838
207,137
Less: accumulated depreciation	(51,213)
$155,924

Depreciation expense for the years ended December 31, 2006 and 2005 was $34,290 and $12,954, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets, which arose during our business acquisitions activities discussed in Note 3, consisted of the following as of December 31, 2006:

	Amount	Life
Employment contracts	$605,242	5 Years
Customer lists	132,977	3 Years
	738,219
Less: accumulated amortization	(133,196)
	$605,023

Amortization expense amounting to $133,196 and $-0- during the years ended December 31, 2006 and 2005, respectively is reflected as a component of our operating expenses in our consolidated financial statements.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2006:

	Related Party	Third Party
Accrued interest	$-	$237,698
Accrued legal and consulting	-	128,030
Accrued payroll and related expenses	202,309	126,184
Accrued warranty costs	-	20,000
Accrued other	-	53,885
	$202,309	$565,797

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following at December 31, 2006:

		Related Party	Third Party
Note payable - merger	7(a )	$230,000	$-
Note payable - principal shareholder	7(b )	-	165,000
Shareholder notes payable	7(c )	-	141,000
Note payable - CoroWare	7(d )	50,000	-
Other notes payable	7(e )	77,750	-
SEDA commitment fee	7(f )	-
		$357,750	$306,000

(a) Note payable - merger:

In February 2003, the Company issued $230,000 of notes payable, the terms of which were subsequently modified in July 2003. The notes earn interest at 8% per annum unless they are in default, in which case they earn default interest at a rate of 15%; the notes are currently in default. Additionally, the notes had warrants attached to purchase 11,500 shares of common stock at $15.00 per share and were exercisable through February 12, 2005. None of these warrants were exercised prior to their expiration.

(b) Note payable - principal shareholder:

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

(c) Shareholder notes payable:

During September through December 2005, the Company entered into short-term debt obligations totaling $257,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between ninety and one hundred twenty days. All of the lenders are shareholders of the Company. During the year ended December 31, 2006, $116,000 was repaid. The notes matured on December 31, 2006 and have not been repaid.

(d) Note payable - CoroWare:

In accordance with the terms of the Asset Purchase Agreement (“Agreement”) with CoroWare, Inc. discussed in Note 3 above, the Company has recognized a promissory note of $70,000, without interest, due to CoroWare, Inc. and payable during the twelve months ending May 15, 2007. This note is part of the $100,000 cash payment guaranteed under the terms of the Agreement; the remaining $30,000 was paid at the closing of the transaction on May 16, 2006. During the year ended December 31, 2006, $20,000 of this note was repaid. The Company has imputed interest at 10% per annum. Imputed interest for the year ended December 31, 2006 was $3,655.

(e) Other notes payable

Other notes payable consist of three notes to third parties with interest rates ranging from 5% to 10% and maturity dates through December 31, 2007. The Company has imputed interest at 10% per annum on one of these notes. Imputed interest for the year ended December 31, 2006 was $2,440.

(f) June 14, 2005 Standby Equity Distribution Agreement:

On June 14, 2005 the Company entered into a Standby Equity Distribution Agreement discussed in Note 9(b). In connection with this agreement, the Company issued a $300,000 promissory note to Cornell. The promissory note was recorded as a note payable and as deferred financing costs. During the six months ended June 30, 2006, $220,000 of the promissory note was repaid. The Company paid the remaining $80,000 owed by issuing 484,850 shares of the Company’s common stock as part of the Termination Agreement for the Standby Equity Distribution Agreement, which was entered into with Cornell in July 2006. The Company recorded a gain on extinguishment of $7,272 related to this transaction.

NOTE 8 - LONG-TERM DEBT

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. The note bears interest at 4% and is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding at December 31, 2006 was $989,100. The note calls for monthly installments of principal and interest of $4,813 beginning September 17, 2002 and continuing until April 17, 2032. The company is currently in arrears on the interest payments and has received payment deferments from the Small Business Administration. During 2006 all payments were being applied to accrued interest. Accrued interest at December 31, 2006 was approximately $73,000. It is anticipated that it during 2007 all payments will be applied against accrued interest payable and therefore none of the debt has been classified as a current liability on the balance sheet.

Current maturities of long term debt and notes payable as of December 31, 2006 are as follows:

Year ending December 31, 2007	$663,750
Year ending December 31, 2008	18,336
Year ending December 31, 2009	2,818,336
Year ending December 31, 2010	18,336
Year ending December 31, 2011	18,336
Thereafter	915,756
$4,452,850

NOTE 9 - CONVERTIBLE DEBT

The following table illustrates the carrying value of convertible debt at December 31, 2006:

Carrying value
$ 55,000 financing 9(a)	$-
$2,825,000 financing 9(b)	119,678
$119,678

(a) $55,000 Convertible debenture financing:

On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell”). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell. The Convertible Debenture bore interest at the rate of 12% per annum and was due on April 7, 2006. The principal of the Convertible Debenture was convertible into common stock of the Company at a price equal to $.30 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture was convertible into Conversion Shares at a price of $.50 per share. The Company granted demand registration rights to Cornell for the Conversion Shares. The Convertible Debenture was secured by a second lien on all of the assets of the Company. The full amount of principal and interest were repaid to Cornell by April 7, 2006.

In the Company’s evaluation of this instrument in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133), it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value. The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: Effective Term—remaining term of the host instrument; Effective Volatility—44.19%; Effective Risk Adjusted Yield—12.36%. As a result of these estimates, the valuation model resulted in a compound derivative balance of $163,240 at inception. This amount exceeded the proceeds by $108,240. In accordance with FAS133, the excess was immediately charged to expense. During the period from issuance to December 31, 2005, the fair value of the derivative declined in value by $118,932. In accordance with FAS133, this amount was credited to income during the period. During 2006, the fair value of the derivative declined in value by $141,192 and was credited to income during the period. This debenture financial instrument was settled in April 2006.

The resulting discount on the host instrument was amortized over the term of the instrument using the effective interest method. Amortization of the debt discount for the year ended December 31, 2006 amounted to $52,471.

(b) $2,825,000 Convertible debenture financing:

On July 21, 2006, the Company consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell providing for the sale by the Company to Cornell of its 10% secured convertible debentures in the aggregate principal amount of $2,825,000, net of deferred financing costs of $263,143 of which $1,250,000 was advanced immediately and $575,000 was advanced in August concurrent with our filing of the Registration Statement with the Securities and Exchange Commission (SEC). The last installment of $1,000,000 was advanced on December 7, 2006.

The Debentures mature on the third anniversary of the date of issuance (see Note 8 for debt maturity schedule). The holder of the Debentures may, at any time, convert amounts outstanding under the Debentures into shares of common stock of the Company at a fixed conversion price per share equal to $0.40. The Company's obligations under the Purchase Agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare. The Company is in violation of one of the covenants of the Purchase Agreement related to filing its annual report on Form 10KSB with the Securities and Exchange Commission on a timely basis. The violation will be cured within the grace period specified in the Purchase Agreement and therefore the convertible debenture has been classified as long-term in the financials.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of Common Stock at prices equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of Common Stock at prices equal to $0.25, $0.65 and $0.75, respectively.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium provided that the closing bid price of the Common Stock is less than the Conversion Price and there is an effective Registration Statement covering the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (as defined below). In addition, beginning on the earlier of: (i) the first trading day following the day which the Registration Statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require the Company to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require the Company to redeem the Debentures if the closing bid price of the Common Stock exceeds the Conversion Price for each of the five consecutive trading days immediately prior to the redemption date, and the Registration Statement has been declared effective and remains effective on the redemption date. The Company has the option, in its sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of the Company’s common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of the Company’s common stock during the thirty (30) trading days immediately preceding the date of the redemption.

The following redemptions have occurred in conjunction with this debenture financing:

Date of Redemption	Principal Redeemed	Number of shares issued
December 18, 2006	$25,000	189,000

In the Company’s evaluation of this instrument in accordance with Financial Accounting Standard No. 133, Derivative Financial Instruments (FAS133), it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification. As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value. The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: Effective Term (using the remaining term of the host instrument); Effective Volatility (89.08% - 123.72%); and Effective Risk Adjusted Yield (15.97% - 33.59%). As a result of these estimates, the valuation model resulted in a compound derivative balance of $1,108,250 at inception. The Company also determined that the warrants did not meet the conditions for equity classification because share settlement and maintenance of an effective registration statement are not within its control. The fair value allocated to the warrants instruments was $637,700 at inception. The remaining $79,050 was recorded as derivative loss.

The following table illustrates the fair value adjustments that were recorded related to the derivative financial instruments associated with the convertible debenture financings:

	2006
	Inception	Fair Value Adjustments	Redemptions	Total
Derivative income (expense)
$55,000 Cornell Financing	$-	$(44,308)	$185,500	$141,192
$2,825,000 Financing	(388,950)	262,904	181,271	55,225
	$(388,950)	$218,596	$366,271	$196,417

	2005
	Inception	Fair Value Adjustments	Redemptions	Total
Derivative income (expense)
$55,000 Cornell Financing	$(10,692)	$-	$-	$(10,692)
$2,825,000 Financing	-	-	-	-
	$(10,692)	$-	$-	$(10,692)

Changes in the fair value of the compound derivative and, therefore, derivative income (expense) related to the compound derivative is significantly affected by changes in the Company’s trading stock price and the credit risk associated with its financial instruments. The fair value of the warrant derivative is significantly affected by changes in the Company’s trading stock prices.

The aforementioned allocations to the compound and warrant derivatives resulted in the discount in the carrying value of the note to zero. The discount, related deferred finance costs and future interest payments are amortized through periodic charges to interest expense using the effective method. Interest expense associated with the derivative instruments during the year ended December 31, 2006 and 2005 amounted to approximately $327,000 and $6,000, respectively.

NOTE 10 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes". Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized. The valuation allowance increased approximately $1,900,000, and $540,000 during the years ended December 31, 2006 and 2005, respectively.

The current year provision for refundable Federal income tax consists of the following:

	December 31, 2006	December 31, 2005
Refundable income tax attributable to
Current operations	$1,900,000	$540,000
Less, change in valuation allowance	$(1,900,000)	$(540,000)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2006	December 31, 2005
Deferred tax asset attributable to
Net operating loss carryover	$6,600,000	$4,700,000
Less, change in valuation allowance	$(6,600,000)	$(4,700,000)
Net deferred tax asset	$-	$-

At December 31, 2006, we had an unused net operating loss carryover approximating $19,000,000 that, subject to certain utilization limitations, is available to offset future taxable income, if any. It expires beginning in 2022.

NOTE 11 - STOCK BASED COMPENSATION

Common stock:

In 2005, the Company awarded 5,450,830 shares of the Company's common stock to twenty-four (24) employees, independent contractors and individuals for services provided to the Company in 2004 and 2005 valued at $705,033 or the equivalent of $0.13 per share. These amounts were fully accrued at December 31, 2005.

In July 2006, the Company issued 3,788,503 shares of the Company’s common stock to Martin Nielson, Gary McNear and Craig Conklin, directors of the Company and previously the CEO, CFO and COO of the Company, respectively, for amounts owed associated with expense reimbursement and accrued compensation pursuant to the Merger Agreement dated July 21, 2004 between Innova Holdings, Inc., Robotic Workspace Acquisition, Inc. and Robotic Workspace Technologies, Inc., Inc. and in accordance with Section 6.1(e) of said Merger Agreement. The Company had recorded a liability for these shares of $378,850 since the merger date to reimburse expenses and compensate accrued salaries for Altos Bancorp, Inc., Martin Nielson, Gary McNear and Craig Conklin by issuing the stated shares as reflected in said Merger Agreement which shall be paid with shares of the Company’s Common Stock at $.01 a share, the closing price of the Company’s stock on the date of the agreement. The shares were issued as follows:

Martin Nielson	3,008,503 shares
Gary McNear	390,000 shares
Craig Conklin	390,000 shares

Further, the Chief Financial Officer received a bonus, which had been accrued at December 31, 2005, of 562,500 shares of the Company’s common stock on March 10, 2006, which was valued at $50,000 based on $.09 per share, the closing price of the Company stock on the previous day.

In July 2006, the Company issued 1,024,800 shares for services performed by employees, consultants and outside advisors totaling $366,398 (of which $156,255 was accrued at December 31, 2005) at share prices from $0.32 per share to $0.41 per share, the closing price of the Company’s stock on the date the shares were granted.

During the fourth quarter of 2006 the Company issued 312,466 shares of common stock to certain employees of CoroWare in lieu of cash payments for compensation. The shares were valued at prices ranging from $0.15 per share to $0.24 per share, the closing price of the Company’s stock on the date the shares were granted

During the year ended December 31, 2006 the Company cancelled 291,000 shares of stock valued at the time of grant at $65,000 that had been previously awarded to an employee because the terms and conditions related to the award were not met.

Employee stock options:

As of December 31, 2006 the company had three stock option plans; the 2003 Stock Option Plan, the 2004 Stock Option Plan, and the 2005 Stock Option Plan. The authorized options under the 2003, 2004, and 2005 Stock Option Plans are 500,000 shares, 315,000 shares, and 20,000,000 shares respectively.

During the first quarter of 2006 2,000,000 options were granted to directors and 1,300,000 options were granted to employees. The share purchase options granted to directors vested upon the award while the employee options vest evenly over a three year period from date of grant. All of these options are exercisable at $.10 per share and expire ten years after the grant date. The options had a fair value of $330,000 on the grant date.

In March 2006 the Company modified 1,800,000 options granted in 2005 to the then Chief Financial Officer by changing their vesting from a three year period to 100% vested as of December 14, 2005 and by reducing the exercise price from $.36 to $.10. In addition, the Company modified 1,500,000 options granted to the Chief Executive Officer and 565,862 options granted to an employee in 2005 by reducing the exercise price from $.17 per share to $.10 per share. In connection with the modification the Company recorded a charge of $260,000.

During the second quarter of 2006, 1,600,000 options were granted to employees, including the 1,200,000 options granted to employees of CoroWare (see Note 3 above). These options are exercisable at $.18 per share, vest evenly over a three year period, and expire ten years after grant date. The fair value associated with the remaining 400,000 options was $92,000 at the grant date. Numerous CoroWare employees were terminated in the fourth quarter resulting in the forfeiture of 100,000 of these options.

Also, during the second quarter of 2006, 133,000 options were granted to an independent contractor at an exercise price of $.17 per share and a term of three years with complete vesting by December 31, 2006, and 1,150,000 options were granted to an independent contractor at an exercise price of $.13 per share and a term of three years; vesting is one third at the end of each calendar year ending December 31, 2008. The options had a fair value of $47,332 on the grant date. During 2006 the Company recognized an expense of $16,347 associated with these options.

During the third quarter of 2006, 100,000 options were granted to an employee, exercisable at $.26 per share vesting evenly over a three year period, and expiring ten years after grant date. During 2006 the Company recognized an expense of $1,256 associated with these options

During the forth quarter of 2006, 1,000,000 options were granted to an employee, exercisable at $.20 per share vesting evenly over a three year period, and expiring ten years after grant date. During 2006 the Company recognized an expense of $2,333 associated with these options.

In July 2006, but effective May 15, 2006, the Company increased the number of authorized shares allocated for the Company’s 2005 Stock Option Plan from 15,000,000 to 20,000,000.

The following table summarizes stock option activity for the years ending December 31, 2006 and 2005:

	Number	Weighted Average Exercise Price	Intrinsic Value	Weighted Average Life (years)
Outstanding, January 1, 2005	4,838,814	$0.08
Granted	8,071,926	$0.14
Forfeited	(2,600,000)	$0.21
Exercised	-
Outstanding, December 31, 2005	10,310,740	$0.10

Granted	7,283,000	$0.14
Forfeited	(1,706,064)	$0.18
Exercised	-
Outstanding, December 31, 2006	15,887,676	$0.11	$603,981	7.87

Options exercisable at
December 31, 2006	8,483,632	$0.10	$448,234	7.40

Adoption of FASB Statement No. 123 (R)

Prior to January 1, 2006, the Company accounted for stock options under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”). No stock-based employee compensation cost was recognized in the statement of operations for the fiscal years or interim periods ended prior to December 31, 2005, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for share-based payments granted prior to January 1, 2006, but vesting during 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated.

As a result of adopting Statement 123(R) on January 1, 2006, the Company’s net loss for year ended December 31, 2006 is $705,987 higher than if it had continued to account for share-based compensation under Opinion 25. Basic and diluted loss per share, as well as loss per share attributable to common shareholders, are each higher by $0.01 per share for the year ended December 31, 2006 than they would have been if the Company had not adopted Statement 123(R). Estimated income tax benefits recognized during the year ended December 31, 2006 were offset by a valuation allowance since realization was not reasonably assured.

Prior to the adoption of Statement 123(R), it was the Company’s policy to present all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in its statement of cash flows, however, due to the Company’s tax loss carryforward, any such benefits were always fully offset by a valuation allowance. Statement 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. The Company will use this presentation if and when it has exhausted its tax loss carryforward.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement 123(R) to options granted under the Company’s stock option plan in 2005. For purposes of this pro forma disclosure, the value of the options is estimated using the Black-Scholes-Merton option-pricing model and amortized to expense over the options’ vesting periods.

2005
Net loss, applicable to common stockholders, as reported	($1,881,125)
Add: stock-based employee compensation expense included in reported net income, net of related tax effects	25,061
Deduct: Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects	(277,865)
Pro-forma net loss	($ 2,133,929)
Net Loss per share:
Basic and diluted - as reported	$(0.05)
Basic and diluted - pro-forma	$(0.05)

Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest over a period of 3 years and have 10-year contractual terms. Shares granted upon the exercise of stock options are newly issued shares. Prior to the adoption of FAS 123(R) on January 1, 2006, the fair value of each option award was estimated on the date of grant using the Black-Scholes valuation model using the assumptions noted in the following table:

Volatility	79.00%
Expected dividends	-0-
Expected term (in years)	5
Risk-free rate	2.75%

Expected volatilities were based on the expected impact on future stock price of expected future revenue and earnings, historical volatility of the Company’s stock, and other factors. The expected term of options granted represents the period of time that options granted are expected to be outstanding.

For new share-based payments made after adoption of SFAS 123(R), the Company has estimated fair value at the date of grant using the Flexible Binomial Model with the following assumptions:

Volatility	44.19%
Expected dividends	-0-
Expected term (in years)	0-5
Risk-free rate	2.45%
Forfeiture rate	5.00%

A summary of the status of the Company’s nonvested shares as of December 31, 2006, and changes during the year ended December 31, 2006 is presented below:

	Number	Weighted Average Grant Date Fair Value
Outstanding, January 1, 2006	6,439,740	$0.11
Granted	7,283,000	$0.03
Vested	(5,193,356)	$0.12
Forfeited	(1,125,339)	$(0.08)
Outstanding, December 31, 2006	7,404,045	$0.08

As of December 31, 2006, there was $501,301 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 3 years.

NOTE 12 - OTHER STOCKHOLDERS’ EQUITY

All common share amounts and per share amounts in the accompanying financial statements for the years ended December 31, 2006 and 2005, reflect the one-for-ten reverse stock split of the issued and outstanding shares of common stock of the Company, effective on November 20, 2006.

Issuances of common stock:

During the year ended December 31, 2005, the Company obtained $468,000 of funds through the private placement sale of 2,593,333 shares of the Company's common stock at prices ranging from $0.125 to $0.30 per share.

From January 1, 2006 through July 21, 2006, the Company utilized the Standby Equity Distribution Agreement and sold 16,173,616 shares of common stock to Cornell for gross proceeds of $2,435,000. Of the gross proceeds received, Cornell was paid $121,750 in commitment fees and $9,000 in structuring fees.

On July 21, 2006, the Company terminated the Standby Equity Distribution Agreement dated June 14, 2005 with Cornell, together with all of the definitive agreements related thereto. In addition, on July 21, 2006 Cornell agreed to terminate the promissory note in the remaining principal amount of $80,000 in exchange for the Company's issuance of 484,850 shares of common stock to Cornell. The Company recognized a gain of $7,272 on the extinguishment of the debt.

During the year ended December 31, 2006, the Company obtained an additional $100,650 of funds through the private placement sale of 1,159,409 shares of the Company's common stock at prices ranging from $.073 to $0.171 per share.

Issuances of preferred stock:

Series A:

On June 23, 2004, the Company entered into a private placement and sold 125,000 shares of Series A Preferred Stock for $125,000. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the average of  the closing price of the common stock on the five business days preceding the date of conversion for a period of one year from the date of conversion and, (vii) has no voting rights except when mandated by Delaware law.

Of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $50,000 was allocated to the beneficial conversion feature embedded in the Series A Preferred Stock on the date of issuance based on a conversion price of $.05 per share. Of this amount, $48,300 was the unamortized embedded beneficial feature assumed as part of the reverse merger with Robotic Workspace Technologies, Inc. Amortization of the beneficial conversion feature for the years ended December 31, 2006 and 2005 was $22,610 and $22,090, respectively. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $125,000 of proceeds received when the Series A Preferred Stock was issued amounted to $50,000.

During the years ended December 31, 2006 and 2005, respectively, 81,450 and 43,550 shares of Series A Preferred Stock were converted into 1,629,000 and 871,000 shares of Common Stock of the Company. Additionally, during the years ended December 31, 2006 and 2005, respectively, accrued dividends of $4,073 and $1,250 were converted into 11,217 and 2,551 shares of common stock of the Company.

Series B:

The Company has authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company's common stock at the lesser of $.05 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

During 2005, the Company sold the remaining $148,166 of the Series B Preferred Stock, bringing the total sold to $525,000. Of the $148,166 proceeds received from that issuance of the Series B Preferred Stock, $141,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.05 per share. The entire $141,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $148,000 of proceeds received when the Series B Preferred Stock was issued amounted to $39,400. During 2005, 33,000 shares of Series B Preferred Stock were converted into 660,000 shares of Common Stock of the Company.

During the year ended December 31, 2006, 207,666 shares of the Company’s Series B preferred stock converted into 4,153,320 shares of the Company’s common stock at the conversion price of $.05 per share, and an additional 62,190 shares of common stock were issued for accrued dividends converted at $.175 per share in accordance with the terms of the Series B preferred shares certificate of designation.

Outstanding warrants:

At December 31, 2006, we had the following warrants outstanding:

	Note		Grant date	Expiration date	Warrants granted	Exercise price
Series A Preferred stock rights	12(a	)	01/23/06	1/23/07	1,129,000	$.072
Series A Preferred stock rights	12(a	)	03/15/06	3/15/07	500,000	$.094
$2,825,000 financing	9(b	)	7/21/06	7/21/09	2,500,000	$.50 - 1.00
$2,825,000 financing	9(b	)	7/21/06	7/21/11	6,800,000	$.25 - .75
					10,929,000

(a) These warrants were initially recorded in equity. The fair value of these warrants ($468,280) was reclassified to liabilities when the Company entered into the $2,825,000 Cornell financing on July 21, 2006 at which time it lost the ability to net share-settle all of its obligations. The fair value of the warrants was determined using the Black-Scholes-Merton valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. The company affected a 1 for 10 reverse stock split on November 20, 2006 at which time it regained the ability to net share-settle all of its obligations. As such, the fair value of these warrants ($606,904) was reclassified back to equity.

Derivative income (expense) associated with these other warrants is summarized in the table below.

Derivative income (expense)	For the year ended December 31, 2006	For the year ended December 31, 2005
Warrant derivative	$138,624	$-

NOTE 13 - COMMITMENTS

Other commitments:

In May 2006 the Company recorded a liability associated with the indemnification of a Director for his personal liability in an amount of $110,000 resulting from his personal guarantee of amounts owed by a former subsidiary of the Company and the settlement of such indebtedness of the Company’s former subsidiary incurred in the ordinary course of business in accordance with the provisions of Article V, Paragraph 6.2 (k) of the Merger Agreement the Company entered into with RWT Acquisition, Inc., and Robotic Workspace Technologies, Inc. dated July 21, 2004. The action was settled during the quarter ending September 30, 2006 and the Company has been relieved of this liability.

In August 2006 the Company agreed to award a strategic advisor and consultant 2,000,000 shares of the Company’s common stock and agreed to award warrants to purchase another 2,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share if certain sales contributions are achieved. As of December 31, 2006 these sales contributions had not been achieved so no warrants had been issued. The warrants, when issued, will have a term of five years.

Lease Agreements

On May 15, 2005 the Company leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used as its primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,639 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of the Company's Research, Design and Engineering center as well as office space for up to fifteen (15) employees.

On June 15, 2005 the Company entered into a month-to-month lease with Bola Industries, LLC for approximately 4,000 square feet of production space located at 30946 Industrial Road, Livonia Michigan. The lease expired on March 31, 2006. The rent was $3,775 monthly and included all utilities, use of all equipment on site including certain heavy equipment, and use of internet service.

On May 5, 2006 the Company leased 1,400 square feet of space at 4074 148th Avenue, Redmond, Washington, which will be used as the primary location for CoroWare. The lease was with the Yett Family Partnership, LP, with monthly payments of $1,944 through May 31, 2007. The company subsequently entered into a lease with PS Business Park at the same location beginning on June 1, 2007 for a period of three (3) years. The rent will increase annually by 3%. The space is the location of CoroWare’s headquarters and consists of office and warehouse space for its employees.

Rental expense for the years ended December 31, 2006 and 2005 was $121,138 and $51,035, respectively.

Future minimum rentals on non-cancelable leases are as follows:

December 31,
2007	$66,767
2008	67,846
2009	68,412
2010	43,179
2011	-
$246,204

Employment Agreements

Walter Weisel is Chairman and Chief Executive Officer of the Company. Mr. Weisel’s employment agreement is dated July 19, 2000. Mr. Weisel's salary is $150,000 per annum plus a bonus at the discretion of the Board of Directors. The agreement stipulates that Mr. Weisel's salary will be increased to $200,000 and $250,000 when certain sales and profit objectives are met. The agreement was for a term of three years and automatically renews for successive one-year periods unless terminated by either party upon not less than sixty days prior to the renewal date. Mr. Weisel has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment. The agreement also requires the Company to pay Mr. Weisel all accrued compensation, which amounted to $312,500 as of December 31, 2006. This amount has been offset with a $132,500 advance from the Company to Mr. Weisel in the financial statements.

Eugene Gartlan was appointed Chief Financial Officer of the Company in June 2005. Mr. Gartlan served as a consultant to the Company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 12,000,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.005 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary was paid to Stratex.

On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan was granted stock options to purchase 1,800,000 shares of common stock of the Company at the purchase price of $0.10. Such options were granted under the terms of the Company's Stock Option Plan and vested immediately. Mr. Gartlan resigned his position as Chief Financial Officer in December 2006.

Sheri Aws was appointed Secretary of the Company on September 14, 2004. Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Under an Employment Agreement dated February 24, 2004, Sheri Aws, Vice President of Administration of RWT, receives compensation is $60,000 per annum plus a bonus in the discretion of RWT. The agreement was for a term of one year, and automatically renews for successive one-year periods unless terminated by either party upon not less than thirty days notice prior to the renewal date. Ms Aws has agreed not to compete with RWT or solicit its customers or employees for a period of one year following the termination of her employment.

Lloyd Spencer is the President and Chief Executive Officer of CoroWare. On May 15, 2006 the Company and Mr. Spencer entered into an employment agreement. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. Mr. Spencer’s compensation is $150,000 per annum plus a bonus at the discretion of the Board of Directors. Mr. Spencer has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment.

David Hyams is the Chief Technology Officer of CoroWare. On May 15, 2006 the Company and Mr. Hyams entered into an employment agreement. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. Mr. Hyams’ compensation is $150,000 per annum plus a bonus at the discretion of the Board of Directors. Mr. Hyams has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment.

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED)

On February 23, 2007, RWT entered into a Settlement Agreement (the “Settlement Agreement”) dated as of February 20, 2007 with ABB, Inc. and ABB Automation Technologies AB (collectively, “ABB”) in which ABB agreed to make a settlement payment to RWT in the amount of $2,925,000, which the Company received in March 2007, in exchange for RWT filing a Stipulation of Dismissal with the Court to dismiss the Action with prejudice. In addition, the parties agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action.

On March 16, 2007, Robotics Workspace Technologies, Inc. (“RWT”), a wholly owned subsidiary of Innova Robotics and Automation, Inc. (the “Company”), completed the purchase of all of the issued and outstanding shares of common stock of Altronics Service, Inc. (“Altronics”) pursuant to a certain Stock Purchase Agreement dated as of March 16, 2007 (the “Agreement”) which RWT entered into with Alfred Fleming and Andrea Fleming (the “Sellers”), being all of the shareholders of Altronics.

Under the terms of the Agreement, RWT purchased, and the Sellers sold, an aggregate of 280 shares of common stock of Altronics, representing all of the issued and outstanding shares of Altronics (the “Shares”) for an aggregate purchase price of $300,000 (the “Purchase Price”), paid or to be paid by the Company as follows: (i) $150,000 was paid on March 16, 2007 (the “Closing Date”); (ii) $100,000 shall be paid in two installments, the first installment of $50,000 within 180 days after the Closing Date, and the second installment within 1 year after the Closing Date, which was evidenced in the form of a $100,000 principal amount Promissory Note issued by the Company to the Sellers on the Closing Date; and (iii) $50,000 in restricted shares of common stock of the Company at a per share price equal to $0.20 (250,000 shares), which was delivered to the Sellers on the Closing Date and vest as follows, provided that Alfred Fleming is an employee of Altronics at each vesting date: (x) 100,000 shares on the first anniversary of the Closing Date; (y) 100,000 shares on the second anniversary of the Closing Date; and (z) 50,000 shares on the third anniversary of the Closing Date.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the issuance of the securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Sellers are accredited investors, they had access to information about the Company, the Sellers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

In addition, on March 16, 2007, Altronics entered into an Employment Agreement (the “Employment Agreement”) with Alfred Fleming under which the Company will employ Mr. Fleming as a Vice President for a period of 3 years commencing March 16, 2007 and ending on March 15, 2010 which will be automatically renewed for successive 1 year periods until 30 days prior written notice not to renew is delivered by either the Company or Mr. Fleming. Mr. Fleming will be paid a monthly salary of $6,250, or $75,000 per annum, and shall be issued stock options in accordance with Altronics’ executive level option schedule, which will vest over the 3 year term of the Employment Agreement. Further, Mr. Fleming may be eligible for Altronics’ employee bonus program, to be determined by the Board of Directors of Altronics based on meeting performance objectives and bonus criteria. During the term of his employment and for a period thereafter, Mr. Fleming will be subject to confidentiality and non-competition provisions, subject to standard exceptions.

On January 17, 2007, Charles H. House was appointed as a director of Innova Robotics & Automation, Inc. (“Innova” or the “Company”). There was no understanding or arrangement between Mr. House and any other person pursuant to which Mr. House was appointed as a director. Mr. House does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, there has not been a transaction, nor is there any proposed transaction, between Mr. House and us.

Since November, 2006, Mr. House has been the Executive Director of the Media X program in the Division of Research at Stanford University. From 2001 until October 2006, Mr. House served as Director, Virtual Collaboratory, IT Research for Intel Corporation. Mr. House has been Chairman of TII Networks (NASDAQ: TII) since December 2005, and a director since December 2003. Mr. House also served as Chairman of Applied Microsystems (NASDAQ: APPC) until it was acquired in 2003.

The following redemptions of the convertible debenture were made subsequent to the year ended December 31, 2006. See Note 9 for further information.

Date of Redemption	Principal Redeemed	Number of shares issued
January 18, 2007	55,000	509,165
March 1, 2007	475,000	3,766,825
	$530,000	4,275,990

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Certificate of Incorporation and Bylaws is to eliminate the rights of our company and our stockholders (through stockholder's derivative suits on behalf of our company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Delaware General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Innova Robotics and Automation, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$136.00*
Accounting Fees and Expenses	$15,000**
Legal Fees and Expenses	$35,000**
Total	$50,136.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On May 22, 2003, we entered into an Assignment of Claim with Robert Cohen, pursuant to which we issued 150,000 shares of restricted common stock to Cohen and Cohen assigned to us all of Cohen's rights in and to all legal claims Cohen held against Imperium Capital, Inc. and Myron Gushlak arising out of their securities transactions in a trading account they maintained at Sterling Financial Investment Group, Inc., a registered broker-dealer. Cohen was granted piggyback registration rights in the event that we file a registration statement with the SEC. To be included in this registration statement, Cohen must agree that he may not offer for sale or sell any of the shares of common stock underlying the replacement notes and the warrants until he has received notice from us that all of the shares of HEM Mutual Assurance included in the registration statement have been sold or that HEM no longer has the right to acquire shares of common stock from us which we are obligated to include in the registration statement.

During November 2003, we issued an aggregate of 100,000 shares of our common stock to The Macreport.net, Inc. and 10,000 shares of our common stock to Elite Financial Communications Group, Inc., investor relations firms, in consideration of services rendered to us.

On January 7, 2004, we issued 345,000 shares of our common stock to Genesis Technology, Inc. and 30,000 to Elite Financial Communications Group, Inc., the designee of Genesis Technology, Inc., in settlement of certain claims Genesis Technology, Inc had asserted against us.

On April 26, 2004, we issued 15,625 shares of common stock to Edward R. Pekarek in connection with a settlement of certain claims Mr. Pekarek had asserted against us.

On April 27, 2004, we issued 750,000 shares to Robotic Workspace Technologies, Inc. ("RWT"), in consideration for RWT agreeing that for a period of ninety (90) days following the issuance, RWT will shall not seek or solicit any offers to engage in a transaction, or negotiate the terms of any transaction, that would supersede an acquisition transaction that was proposed between us and RWT. These shares were subsequently cancelled after the merger with RWT.

On June 23, 2004, we entered into a private placement of 125,000 shares of our Series A Preferred Stock for an aggregate issue price of $125,000. Twenty five thousand shares were sold to each of JKL Capital LP, a limited partnership owned by Jeffrey Kwit, Maximum Ventures, Inc., a corporation owned by Susan Mirman, David H. Boshart, individually, David H. and Elizabeth F Boshart as tenants in common, and David H. Boshart, Bruce H. Boshart and Bethany Maahs-Hoasberg, as tenants in common. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of our company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $10.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of our common stock over the twenty trading days preceding conversion or $0.05, (iii) has a liquidation preference of $10.00 per share, (iv) must be redeemed by us five years after issuance at $10.00 per share plus accrued and unpaid dividends, (v) may be redeemed by us at any time for $10.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of common stock for each share of common stock issued on conversion at a price per share equal to the market value of the common stock at the time of conversion for a period of one year from the date of conversion and (vii) has no voting rights except when mandated by Delaware law.

In September 2004, we authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at our discretion in cash or common stock, (ii) is convertible at the discretion of the shareholder immediately after issuance into our common stock at the lesser of $.05 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by us at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

The following table sets forth the names and number of shares of Series B Preferred Stock purchased in the private placement:

Alan B. & Patricia A. Canfield	20,000
Charles Burton Adams	25,000
Daniel McNeill	5,000
David C. Yerger	4,000
David W. Vaughn	3,000
Etta Lou Jess	3,000
Eugene V. Gartlan	25,166
Fielding Thomas Da Meron	10,000
James & Rebecca Marks, JTICWROS	25,000
Jeffrey Bertoia	5,000
Jem Wynns	3,500
Jennifer V. Yerger	1,000
Johana Lisik	49,834
John & Cindy Lisik	4,500
John & Mary Ranalli	2,000
Jon & Steven Joos	10,000
Ken Kareta	10,000
Larry & Kelly Wynns	15,000
Mark & Tommye Humphries	5,000
Melvin Ketchel	10,000
Neal & Mary Bennett	5,000
Paul & Kathryn Ireson	13,000
Reynaert Management Group	25,000
Richard & Johanna Wynns JTWROS	112,500
Richard D. Jess	20,000
Richard J. Bertoia	5,000
Richie & Amanda Wynns	1,000
Robert & Barbara Ihrig	42,000
Robert & Muriel Sandbo	10,000
Robert D. & Elizabeth Jess	10,000
Robert Lewis	11,000
Scott & Julianna Puras	12,500
Sharon Lightner	2,000
Stephen A. Puras	3,000
Steven Ranalli	2,000
Timothy & Regina Powers	5,000
Helmuth Twietmeyer	10,000

Total Shares	525,000

In April 2005, we obtained an additional $150,000 of funds through the private placement sale of 1,200,000 shares of our common stock at $.125 per share and in May and June an additional $218,000 of funds were obtained through the private placement sale of 726,667 shares of our common stock at $.3 per share.

The following table sets forth the names and number of shares of common stock purchased in the private placement:

Richard K. & Johanna Wynns, JTWROS	1,226,667
Harold C. Claypool	200,000
Michael Etchison	400,000
Kenneth Martin	100,000

Total Private placement	1,926,667

In July and August 2005, we obtained an additional $100,000 of funds through the private placement sale of 666,667 shares of our common stock at $0.15 per share. This offering ended on August 8, 2005. The following table sets forth the names and number of shares of Common Stock purchased in the private placement:

Lee Johnson	66,667

Richard K. Wynns	100,000

Eugene V. Gartlan(1)	166,667

James Snyder	166,667

Scott Cray	166,667

(1) Eugene V. Gartlan is the Chief Executive Officer of our company.

Additionally, on July 22, 2005 we borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock at $.15 per share.

On October 7, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to this Agreement, we sold a convertible debenture in the principal amount of $55,000 to Cornell Capital. The convertible debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. We will pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the convertible debenture has been paid in full. The principal of the convertible debenture is convertible into common stock at a price of $.30 per share. In the event of default by us, the principal of the convertible debenture is convertible into common stock at a price of $.05 per share. We granted demand registration rights to Cornell Capital for the common stock. The convertible debenture is secured by a second lien on all of the assets. These debentures were paid in full as of the due date.

In January 2006, we obtained $70,000 of funds through the private placement sale of 958904 shares of our common stock at $.073 per share, and an additional $25,650 of funds through the private placement sale of 150,000 shares of our common stock at $.171 per share In February 2006 an additional $5,000 of funds were obtained through the private placement sale of 50,505 shares of our common stock at $.0099 per share.

In February 2006, an additional $5,000 of funds were obtained through the private placement sale of 50,505 shares of our common stock at $.099 per share.

During the first quarter of 2006 there were 2,000,000 options granted to directors and 1,300,000 options granted to employees. The share purchase options granted to directors vested upon the award and for employees the options vest evenly over a three year period from date of grant. All options granted in the first quarter are exercisable at $.10 per share and they expire ten years after the grant date. The options had a fair value of $210,833 on the grant date.

In March 2006, we modified 1,800,000 options granted to the Chief Financial Officer in 2005 by changing their vesting from a three-year period to 100% vested as of December 14, 2005 and by changing the exercise price from $.36 to $.10. Additionally, 1,212,127 options that were granted in December 2004 to Stratex Solutions, LLC, the business owned by the Chief Financial Officer before he became an employee of our company, with an exercise price of $.05 per share and vesting monthly over 5 years were changed to vest over three years. Further, we modified 1,500,000 options granted to the Chief Executive Officer and 565,862 options granted to an employee in 2005 by changing the exercise price from $.17 per share to $.10 per share. In July 2006, to be effective May 15, 2006, we increased the number of shares allocated for our 2005 Stock Option Plan from 150,000,000 to 200,000,000.

On March 10, 2006 the Chief Financial Officer received a bonus of 562,500 shares of our common stock which was valued at $50,000 based on $.09 per share, the closing price of our stock on March 9, 2006.

During the quarter ended March 31, 2006, the remaining $81,450 shares of the Series A preferred stock were converted into 1,629,000 shares of our common stock, and dividends were converted into 11,217 shares of our common stock.

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement we and CoroWare entered into with CoroWare Technologies, Inc., our wholly owned subsidiary, dated as of May 12, 2006. Under the terms of the agreement, we purchased, and CoroWare sold, all of its assets. We paid a purchase price for the assets equal to: (i) $450,000 in cash, of which $100,000 is guaranteed and $350,000 is contingent based upon the financial results of CoroWare Technologies, Inc. for the one year following May 16, 2006; (ii) $1,200,000 million in the restricted shares of common stock (3,000,000 shares), of which 500,000 shares were delivered to CoroWare at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006 , and (iii) options to purchase 1,200,000 shares of our common stock, exercisable at a price equal to $0.18 per share, allocated to employees of CoroWare. Of the 2,500,000 shares of contingent common stock, 1,250,000 shares are being held in escrow to be released at such time as a certain legal proceeding brought by Manor Systems, LLC against CoroWare and Lloyd Spencer, the President of CoroWare, is settled. The amount of contingent cash paid to CoroWare will be reduced by the amount of assumed liabilities, and the amount of contingent shares paid to CoroWare will be reduced by the amount of all bank credit card debt assumed.

During the second quarter of 2006, there were 400,000 options granted to employees. These options are exercisable at $.18 per share, vest evenly over a three year period, and they expire ten years after grant date.

During the second quarter of 2006 there were 133,300 options granted to an independent contractor at an exercise price of $.17 per share and a term of three years with complete vesting by December 31, 2006, and 1,150,000 options were granted to an independent contractor at an exercise price of $.13 per share and a term of three years; vesting is one third at the end of each calendar year ending December 31, 2008. The options had a fair value of $139,330 on the grant date.

In July, we issued 3,788,503 shares of common stock to Martin Nielson, Gary McNear and Craig Conklin, directors of our company and previously the CEO, CFO and COO of our company, respectively, for amounts owed associated with expense reimbursement and accrued compensation pursuant to the Merger Agreement dated July 21, 2004 between Innova Holdings, Inc., Robotic Workspace Acquisition, Inc. and Robotic Workspace Technologies, Inc., Inc. and in accordance with Section 6.1(e) of said Merger Agreement. We had recorded a liability for these shares of $378,850 since the merger date to reimburse expenses and compensate accrued salaries for Altos Bancorp, Inc., Martin Nielson, Gary McNear and Craig Conklin by issuing the stated shares as reflected in said Merger Agreement which shall be paid with shares of the Company’s Common Stock at $.10 a share. The shares were issued as follows:

Martin Nielson	3,008,503 shares
Gary McNear	390,000 shares
Craig Conklin	390,000 shares

During the third quarter of 2006 there were 100,000 options granted to an employee, exercisable at $.26 per share vesting evenly over a three year period, and expiring ten years after grant date.

On July 21, 2006, we consummated a Securities Purchase Agreement dated July 21, 2006 with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $2,825,000 of which $1,250,000 was advanced immediately. The second installment of $575,000 was advanced on the date of the filing by us with the Securities and Exchange Commission of a registration statement. The last installment of $1,000,000 was advanced three business days after the date the registration statement was declared effective by the Commission.

The debentures mature on the third anniversary of the date of issuance. The holder of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a fixed conversion price per share equal to $0.40. Cornell has agreed not to short any of the shares of common stock. Our obligations under the Purchase Agreement are secured by substantially all of our, and our wholly owned subsidiary’s (Coroware Technologies, Inc.) assets. The amount of outstanding debt as of August 15, 2007 on the convertible debenture is $2,170,000.

We have the right to redeem a portion or all amounts outstanding under the Debenture prior to the maturity date at a 10% redemption premium provided that the closing bid price of the common stock is less than the conversion price and there is an effective registration statement covering the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. In addition, beginning on the earlier of: (i) the first trading day following the day which the registration statement is declared effective by the Commission, or (ii) December 1, 2006, and continuing on the first trading day of each calendar month thereafter, Cornell may require us to redeem up to $500,000 of the remaining principal amount of the Debentures per calendar month. However, Cornell may not require us to redeem the Debentures if the closing bid price of the common stock exceeds the conversion price for each of the five consecutive trading days immediately prior to the redemption date, and the registration statement has been declared effective and remains effective on the redemption date. We have the option, in our sole discretion, to settle any requested redemptions by either paying cash or issuing the number of shares of our common stock equal to the cash amount owed divided by a stock price equal to 95% of the lowest daily volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the date of the redemption.

Under the Purchase Agreement, we also issued to Cornell five-year warrants to purchase 1,000,000 and 1,500,000 shares of common stock at a price equal to $0.50 and $1.00, respectively, together with three-year warrants to purchase 2,300,000, 2,000,000 and 2,500,000 shares of common stock at a price equal to $0.25, $0.65 and $0.75, respectively.

On October 13, 2007, as a condition to a Securities Purchase Agreement entered into by the Company and Yorkville Advisors LLC (f/k/a Cornell Capital Partners L.P.) on October 25, 2007, Eugene Gartlan (Chief Executive Officer and Director), Lloyd Spencer (Director), and Linda Robison (Counsel) purchased 500,000 Units, with each unit consisting of one share of Series C Convertible Preferred Stock, at a price of $1.00 per share as well as stock purchase warrants equal to the number of shares of common stock converted from the Series C Convertible Preferred Stock, exercisable at $.06 per share and which expires five years from the conversion date. In connection with the issuance, a Certificate of Designation was filed with the Florida Secretary of State.

On October 19, 2007, we entered into a Conversion Agreement (the "Conversion Agreement") with Jerry Horne, a principal shareholder of the Company (the "Holder"), who previously loaned to the Company an aggregate sum, including interest accrued, of $297,853 pursuant to various notes (the "Notes"). The first Note was dated November 1, 2004 for $165,000 at an annual interest rate of 6.75%; the second Note was dated September 22, 2005 for $50,000 at an annual interest rate of 10%; and the third Note was dated November 28, 2005 for $50,000 at an annual interest rate of 10%. During 2006 $20,000 of accrued interest was paid. Pursuant to the Conversion Agreement, the Company and the Holder agreed that upon conversion of the Notes in full and the issuance by the Company of 14,892,650 shares of restricted common stock and warrants (the "Warrants") to purchase 14,892,650 shares of common stock, the Company shall be forever released from all of its obligations and liabilities under the Notes and the Holder shall release its security interest thereunder. The Warrants have an exercise price of $0.04 and expire on October 19, 2012.

On October 25, 2007, we entered into a Securities Purchase Agreement with Yorkville Advisors LLC (the “Investor”) providing for the sale by the Company to the Investors of (i) 12% Secured Convertible Debentures in the aggregate principal amount of $600,000 (the “Debentures”) due on October 25, 2009 (the “Repayment Date”) and (ii) common stock purchase warrants (the “Warrants”) issuable if the Debentures are redeemed.

The Debentures are convertible into shares of the Company’s common stock at the lesser of (1) $0.02 or eighty five percent (85%) of the lowest closing bid price, as quoted by Bloomberg LP, of the Company’s common stock for thirty (30) trading days immediately preceding a conversion date.

We will have the right to redeem any or all of the amounts outstanding under the Debentures with 3 trading days advance written notice to the Investor. The redemption price will be equal to 120% of face value. In the event that we exercise our right of redemption for either all or a portion of the outstanding Debentures, the Investor shall receive a warrant to purchase 35,000 shares of Common Stock for every $100,000 redeemed at an exercise price of $0.025.

During the quarter ended June 30, 2007 we issued 3,203,236 shares of common stock in lieu of cash for services rendered in the amount of $351,494 at prices ranging from $0.05 to $0.17.

During the quarter ended June 30, 2007, 79,334 shares of our Series B preferred stock converted into 1,586,680 shares of the our common stock at the conversion price of $.05 per share, and an additional 45,340 shares of common stock were issued for accrued dividends converted at $.175 per share in accordance with the terms of the Series B preferred shares certificate of designation.

We account for redeemable preferred stock in accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. Prior to June 30, 2007 our common stock was trading above $0.05 per share thus the redeemable preferred stock was accounted for as temporary equity. Subsequent to June 30, 2007 the price of the stock fell below $0.05 per share and the redeemable preferred stock is now convertible at a variable price. In accordance with SFAS 150 liability classification is now considered appropriate because the redeemable preferred stock now embodies an unconditional obligation which may be settled by issuing a variable number of equity shares in order to settle a fixed monetary amount. In order to settle the redeemable preferred stock liability at June 30, 2007, we would have had to issue 3,693,320 shares of its common stock valued at $258,532. The contract does not limit the number of shares of common stock that we would be required to issue due to the fact that the stock is convertible at a variable price. If we were to redeem the 184,666 outstanding preferred shares for cash at $1.30 per share, we would have to pay $240,066. This amount is reflected as a current liability in the accompanying financial statements.

Outstanding warrants:

As of June 30, 2007, we had the following warrants outstanding:

	Note	Grant date	Expiration date	Warrants granted	Exercise price
Warrant to consultant	(a )	12/15/04	12/15/14	1,212,127	$0.050
Warrant to consultant	(a )	04/06/06	12/31/09	1,150,000	$0.130
Warrant to consultant	(a )	04/01/06	12/31/09	133,000	$0.171
Warrant to consultant	(a )	01/17/07	01/17/17	200,000	$0.170
Warrants to directors	(a )	04/12/07	04/12/17	4,272,725	$0.111
$2,825,000 financing	6(b )	07/21/06	07/21/09	2,500,000	$0.50 - 1.00
$2,825,000 financing	6(b )	07/21/06	07/21/11	6,800,000	$0.25 - 0.75
				16,267,852

(a) These warrants were initially recorded in equity. The fair value of these warrants ($260,709) was reclassified to liabilities during the second quarter of 2007 when the share price of the Company’s common stock fell below the conversion price on the Company’s Series B Convertible Preferred stock. It was determined at this time that the Company lost to the ability to net-share settle all of its obligations. The fair value of the warrants was determined using the Black-Scholes-Merton valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments.

•
All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Innova Robotics and Automation, Inc. or executive officers of Innova Robotics and Automation, Inc., and transfer was restricted by Innova Robotics and Automation, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS

Exhibit	Description

2.1	Exchange Agreement (1)

2.2	Agreement and Plan of Merger dated as of April 29, 2003 between The Company and Sanjay Haryama (4)

2.3	Certificate of Merger between The Company and Sanjay Haryama as filed with the Delaware Secretary of State on April 29, 2003. (4)

2.4	Agreement and Plan of Merger among the Company, RWT Acquisition, Inc and Robotic Workspace Technologies, Inc. dated July 21, 2004. (5)

2.5	Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004. (5)

2.6	Agreement between the Company and Aegis Finance, Inc. dated August 18, 2004 (13)

3.1	Articles of Incorporation (2)

3.2	Bylaws (2)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.3	Convertible Debenture Purchase Agreement dated as of April 21, 2003 between Sanjay Haryama and HEM Mutual Assurance LLC. (4)

10.4	Convertible Debenture Purchase Agreement dated as of April 28, 2003 between The Company and HEM Mutual Assurance Fund Limited. (4)

10.5	Option Purchase Agreement between the Company and SunTrust Bank (4)

10.6	License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for customer list (5)

10.7	License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for website (5)

10.8	Assumption Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)

10.9	Noncompetition and Nondisclosure Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)

10.1	Employment Agreement of Sheri Aws dated February 24, 2004 (7)

10.11	Renewal Promissory Note payable to Fifth Third Bank, Florida for $225,000 effective July 22, 2003 (8)

10.12	Security Agreement in favor of Fifth Third Bank, Florida effective July 22, 2003 (8)

10.13	Consulting Agreements with Stratex Solutions, LLC (9)

10.14	Business Development Agreement with B. Smith Holdings, Inc (9)

10.15	Employment Agreement with Walter K. Weisel dated July 19, 2000 (9)

10.16	Standby Equity Distribution Agreement with Cornell Capital Partners, LP dated June 14, 2005 (10)

10.17	Registration Rights Agreement with Cornell Capital Partners, LP dated June 14, 2005 (10)

10.18	Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated June 14, 2005 (10)

10.19	Promissory Note for $300,000 issued to Cornell Capital Partners, LP dated June 14, 2005 (10)

10.20	Placement Agent Agreement with Monitor Capital Inc. dated June 14, 2005 (10)

10.21	Securities Purchase Agreement with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.22	Registration Rights with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.23	Convertible Debenture issued to Cornell Capital Partners, LP dated October 7, 2005 (11)

10.24	Security Agreement with Cornell Capital Partners, LP dated October 7, 2005 (11)

10.25	Escrow Agreement with David Gonzalez and Cornell Capital Partners, LP dated October 7, 2005 (11)

10.26	Employment Agreement dated June 30, 2005 between Eugene Gartlan and Innova Robotics and Automation, Inc. (12)

10.27	Termination of Consulting Agreement dated June 30, 2005 between Stratex Solutions, LLC and Innova Robotics and Automation, Inc. (12)

10.28	Stock Option Plan adopted on April 12, 2005 and amended on April 12, 2006 (14)

10.29	Amended and Restated Stock Option Plan amended on July 24, 2006 (15)

10.30	Convertible Debenture dated July 21, 2006 (16)

10.31	Form of $0.05 Warrant (16)

10.32	Form of $0.10 Warrant (16)

10.33	Form of $0.025 Warrant (16)

10.34	Form of $0.065 Warrant (16)

10.35	Form of $0.075 Warrant (16)

10.36	Securities Purchase Agreement dated July 21, 2006 between the Company and Cornell (16)

10.37	Investor Registration Rights Agreement dated July 21, 2006 between the Company and Cornell (16)

10.38	Security Agreement dated July 21, 2006 by and between the Company and Cornell (16)

10.39	Subsidiary Security Agreement dated July 21, 2006 by and between Coroware Technologies, Inc. and Cornell (16)

10.40	Strategic Alliance Agreement dated June 16, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc. (17)

10.41	Asset Purchase Agreement by and among Innova Holdings, Inc., Coroware Technologies Inc. and Coroware, Inc. dated May 12, 2006. (18)

10.42	Form of Executive Employment Agreement. (18)

10.43	Memorandum of Understanding dated April 26, 2006, by and between Innova Holdings, Inc. and Mesa Robotics, Inc. (19)

10.44	Conversion Agreement dated as of October 19, 2007, by and between Innova Robotics and Automation, Inc. and Jerry Horne

10.45	Securities Purchase Agreement, dated October 25th, 2007

10.46	Secured Convertible Debenture, dated October 25th, 2007

10.47	Redemption Warrant, dated October 25th , 2007

10.48	Registration Rights Agreement, dated October 25th, 2007

10.49	Security Agreement, dated October 25th, 2007

10.50	Robotic Workspace Technologies, Inc. Patent and Trademark Agreement, dated October 25th, 2007

10.51	Form of Series C Convertible Preferred Stock Subscription Agreement, dated October 13, 2007

10.52	Form of Warrant, dated October 13, 2007

10.53	Certificate of Designation

14.1	Code of Ethics (9)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

23.2	Consent of LBB & Associates Ltd., LLP*

* Filed herewith

(1)	Incorporated by reference to the Form 8-K filed on February 4, 2003.

(2)	Incorporated by reference to the Form SB-2 filed on August 7, 2001.

(3)	Incorporated by reference to the Form 10-KSB filed on April 24, 2003.

(4)	Incorporated by reference to the Form 8-K filed on May 13, 2003.

(5)	Incorporated by reference to the Form 8-K filed on August 8, 2004.

(6)	Incorporated by reference to the Form 14C filed on June 30, 2004.

(7)	Incorporated by reference to the Form 8-K filed on September 28, 2004.

(8)	Incorporated by reference to the Form 8-K filed on January 11, 2005.

(9)	Incorporated by reference to the Form 10-KSB filed on April 19, 2005.

(10)	Incorporated by reference to the Form 8-K filed on June 16, 2005.

(11)	Incorporated by reference to the Form 8-K filed on October 19, 2006.

(12)	Incorporated by reference to the Form 8-K filed on July 6, 2005.

(13)	Incorporated by reference to the Form 8-K filed on January 27, 2006.

(14)	Incorporated by reference to the Form 10-KSB filed on April 19, 2006.

(15)	Incorporated by reference to Amendment 1 to the Schedule 14A filed on July 31, 2006.

(16)	Incorporated by reference to the Form 8-K filed on July 25, 2006.

(17)	Incorporated by reference to the Form 8-K filed on June 22, 2006.

(18)	Incorporated by reference to the Form 8-K filed on May 22, 2006.

(19)	Incorporated by reference to the Form 8-K filed on May 3, 2006.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, Florida, on this 9th day of November, 2007.

INNOVA ROBOTICS AND AUTOMATION, INC.

By:	/s/ Eugene V. Gartlan
Eugene V. Gartlan Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eugene V. Gartlan	Chief Executive Officer,	November 9, 2007
Eugene V. Gartlan	Chief Financial Officer (Principal Executive, Financial and Accounting Officer) and Director

/s/ Walter K. Weisel	Chairman of the Board	November 9, 2007
Walter K. Weisel	of Directors

/s/ Martin Nielson	Director	November 9, 2007
Martin Nielson

/s/ Gary F. McNear	Director	November 9, 2007
Gary F. McNear

/s/ Craig W. Conklin	Director	November 9, 2007
Craig W. Conklin

/s/ Rick Wynns	Director	November 9, 2007
Rick Wynns

/s/ Charles H. House	Director	November 9, 2007
Charles H. House

/s/ Lloyd T. Spencer	Director	November 9, 2007
Lloyd T. Spencer

/s/ John Kroon	Director	November 9, 2007
John Kroon